EXHIBIT 10.30

PENSION PLAN FOR EMPLOYEES

OF

SM ENERGY COMPANY

AMENDED AND RESTATED

EFFECTIVE AS OF JANUARY 1, 2010

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

“Accrued Benefit”	2
“Active Participant”	2
“Actuarial Equivalent” or “Actuarially Equivalent”	2
“Actuary”	5
“Administrator”	5
“Affiliated Company”	5
“Age”	5
“Benefit Commencement Date”	5
“Board of Directors”	6
“Break in Service”	6
“Code”	6
“Committee”	7
“Company”	7
“Compensation”	7
“Computation Period”	8
“Covered Compensation”	8
“Covered Employee”	9
“Differential Wage Pay”	10
“Disability Retirement Date”	10
“Disabled Participant”	10
“Early Retirement Date”	10
“Effective Date”	10
“Employee”	11
“Employment Commencement Date”	11
“ERISA”	11
“Final Average Compensation”	11
“Fund”	11
“Hour of Service”	12
“Late Retirement Date”	14
“Leased Employee”	14
“Limitation Year”	14
“Normal Retirement Date”	14
“Participant”	15
“Participating Company”	15
“Plan”	15
“Plan Year”	15
“Predecessor Company”	15
“Qualified Military Service”	15
“Required Beginning Date”	15

i

“Returning Veteran”		16
“Separation from Service”		16
“Social Security Retirement Age”		16
“Spouse”		16
“Surviving Spouse”		16
“Total Disability”		17
“Trust Agreement”		17
“Trustee”		17
“Uniformed Services”		17
“Year of Credited Service”		17
“Year of Eligibility Service”		17
“Year of Vesting Service”		17

ARTICLE II

TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1	Rights Affected and Preservation of Accrued Benefit	18
2.2	Eligibility to Participate	18
2.3	Year of Eligibility Service	19

ARTICLE III

VESTING SERVICE AND CREDITED SERVICE

3.1	Years of Vesting Service	20
3.2	Years of Credited Service	20
3.3	Service with Other Employer	20
3.4	Loss of Vesting Service	20
3.5	Loss of Credited Service	20
3.6	Restoration of Service	21

ARTICLE IV

ELIGIBILITY FOR BENEFITS

4.1	Normal Retirement	22
4.2	Late Retirement	22
4.3	Early Retirement	22
4.4	Disability Retirement	22
4.5	Furnishing Data	24

ARTICLE V

CALCULATION OF BENEFITS

5.1	Accrued Benefit	25
5.2	Normal Retirement	27
5.3	Late Retirement	27
5.4	Early Retirement	29
5.5	Disability Retirement	29
5.6	Prohibition Against Decrease in Benefits Payable	30
5.7	Death Before Separation from Service	30
5.8	Survivor’s Benefit for Surviving Spouse	30
5.9	Death Benefit After Retirement	33
5.10	Maximum Benefit	33
5.11	Funding Based Benefit Limitations	37

ARTICLE VI

VESTING

6.1	Nonforfeitable Amounts	42
6.2	Treatment of Terminated Vested Participant	42
6.3	Form and Payment of Benefit	43
6.4	Termination of Benefit	43
6.5	Special Rules for Certain Terminated Participants	43

ARTICLE VII

PAYMENT OF BENEFITS

7.1	Minimum Distribution Requirements	45
7.2	Normal Form of Benefit	46
7.3	Optional Form of Benefit	46
7.4	Rules for Election of Optional Form of Benefit	49
7.5	Explanations to Participants	51
7.6	Termination of Benefits	53
7.7	Beneficiary Designation	53
7.8	Small Benefit Payments	54
7.9	Direct Rollovers of Single Sum Distributions	55
7.10	Failure to Apply for Pension	57
7.11	Mailing Address	58
7.12	No Reduction for Changes in Social Security	58

ARTICLE VIII

THE FUND AND FUNDING

8.1	Designation of Trustee	59
8.2	Contributions to the Fund	59
8.3	Use of Contributions to the Fund	59
8.4	Trustee	60
8.5	Forfeitures	60
8.6	Expenses of Administration	60
8.7	Sole Source of Benefits	60

ARTICLE IX

ADMINISTRATION

9.1	Committee	61
9.2	Duties and Powers of Committee	61
9.3	Functioning of Committee	63
9.4	Disputes	63
9.5	Indemnification	65

ARTICLE X

AMENDMENT AND TERMINATION

10.1	Power of Amendment and Termination	66
10.2	Disposition on Termination	66
10.3	Limitation on Benefits	68
10.4	Merger, Consolidation, or Transfer	69

ARTICLE XI

TOP-HEAVY PROVISIONS

11.1	General	70
11.2	Definitions	70
11.3	Minimum Benefit for Non-Key Employees	74
11.4	Vesting	74
11.5	Adjustment to Maximum Benefit Limitation	75
11.6	Suspension of Benefits	77

ARTICLE XII

TREATMENT OF RETURNING VETERANS

12.1	Applicability and Effective Date	78
12.2	Eligibility to Participate	78
12.3	Service	78
12.4	Determination of Compensation	78
12.5	Administrative Rules and Procedures	79

ARTICLE XIII

GENERAL PROVISIONS

13.1	No Employment Rights	80
13.2	Governing Law	80
13.3	Severability of Provisions	80
13.4	No Interest in Fund	80
13.5	Spendthrift Clause	80
13.6	Incapacity	81
13.7	Withholding	81
13.8	Missing Participants	81

SCHEDULE A - MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES
APPENDIX I - SCHEDULE OF MINIMUM DISTRIBUTION REQUIREMENTS

v

WHEREAS, St. Mary Land & Exploration Company adopted the Pension Plan for Employees of St. Mary Land & Exploration Company, effective January 1, 1977 for certain of its employees; and

WHEREAS, the Pension Plan for Employees of St. Mary Land & Exploration Company has been amended from time to time, and was amended in its entirety and restated, effective January 1, 1997; and

WHEREAS, St. Mary Land & Exploration Company changed its name to SM Energy Company, effective June 1, 2010 (the “Company”); and

WHEREAS, the Company desires at this time to rename the Pension Plan for Employees of St. Mary land & Exploration Company as the Pension Plan for Employees of SM Energy, effective June 1, 2010 (the “Plan”); and

WHEREAS, the Company desires at this time to amend and restate the Plan in its entirety to incorporate all amendments since the Plan was most recently restated, and to reflect the 2009 Cumulative List of Changes in Plan Qualification Requirements, as set forth in Notice 2009-98;

NOW, THEREFORE, effective as of January 1, 2010 (except as otherwise set forth herein), the Plan is continued, amended, and restated as hereinafter set forth:

ARTICLE I

DEFINITIONS

Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice-versa.  Any term used herein without an initial capital letter that is used in a provision of the Code with which this Plan must comply to meet the requirements of section 401(a) of the Code shall be interpreted as having the meaning used in such provision of the Code, if necessary for the Plan to comply with such provision.

“Accrued Benefit” means, for any Participant as of any date, subject to Section 5.10, the amount of annual benefit earned to such date, payable monthly as a single life annuity beginning at the Participant’s Normal Retirement Date (or immediately, if the Participant has passed his Normal Retirement Date and is still an Employee) calculated in accordance with Section 5.1.

“Active Participant” means an Employee who has met the conditions to be an Active Participant under Section 2.2 and a Participant who is a Covered Employee as of any date of determination.

“Actuarial Equivalent” or “Actuarially Equivalent” shall mean a benefit having the same present or commuted value as the benefit to which comparison is being made, computed on the basis of the following assumptions:

(a)           Except as provided in Subsection (b) below, the 1971 Group Annuity Mortality Table and an interest rate assumption of 6.5%.

(b)           Notwithstanding Subsection (a) above, the Actuarial Equivalent value of a single sum payment shall be computed on the basis of:

(1)           For any single sum payment with a Benefit Commencement Date on or after the GATT Effective Date and before January 1, 2008, the following factors shall be used to calculate the Actuarial Equivalent value of a single sum payment:

(A)          The single sum amount will be the present value of the normal form of benefit payable at the Participant’s Normal Retirement Date, as defined in the Plan.  The value of subsidized early retirement benefits and optional forms of payment, including the qualified joint and survivor option, will be ignored in determining the amount of a single sum amount;

(B)           The applicable mortality table shall be the mortality table described in Rev. Rul. 95-6 (1995-1 C.B. 80), or any other table as the Treasury Secretary may in the future require (the ‘Section 417 Mortality Table’).

(C)           The applicable interest rate shall be the annual rate of interest on 30-year Treasury securities as specified by the Commissioner for the first calendar month prior to the Plan Year that contains the Benefit Commencement Date (the ‘Section 417 Interest Rate’), which shall remain stable for such Plan Year.”

(2)           For any single sum payment with a Benefit Commencement Date on or after January 1, 2008, the following factors shall be used to calculate the Actuarial Equivalent value of a single sum payment:

(A)          the single sum amount will be the present value of the normal form of benefit payable at the Participant’s Normal Retirement Date, as defined in the Plan.  The value of subsidized early retirement benefits and optional forms of payment, including the qualified joint and survivor option, will be ignored in determining the amount of a single sum amount;

(B)           the applicable mortality table shall be the mortality table prescribed by the Secretary of the Treasury in accordance with Code section 417(e)(3) and the regulations thereunder.  For distributions commencing on or after January 1, 2008, the applicable mortality table is the table prescribed in Rev. Rul. 2007-67 or other such mortality table as may subsequently be in effect; and

(C)           the applicable interest rate shall be:

(i)            For distributions commencing on or after January 1, 2008, the adjusted first, second, and third segment rates applied under rules similar to the rules of section 430(h)(2)(C) of the Code for the first calendar month prior to the Plan Year that contains the Benefit Commencement Date (or such other time as the Secretary of the Treasury may prescribe), as described in section 417(e)(3) of the Code and as published from time to time by the Secretary of the Treasury.

(ii)           Notwithstanding the foregoing, for distributions commencing during the Plan Year beginning January 1, 2008, 2009, 2010 or 2011, the applicable interest rate shall be the sum of the rate determined under Subparagraph (1)(C), above, multiplied by the applicable percentage, and the rate determined under Subparagraph (2)(C)(i), above, multiplied by one hundred percent (100%) minus the applicable percentage as set forth below:

Plan Year	Applicable Percentage	100% Minus Applicable Percentage
January 1, 2008	80%	20%
January 1, 2009	60%	40%
January 1, 2010	40%	60%
January 1, 2011	20%	80%

“Actuary” means the actuarial firm or individual selected by the Committee from time to time.

“Administrator” means the Committee or any successor committee, entity or individual(s) if any, to whom the Company has delegated administrative responsibilities under the Plan.

“Affiliated Company” means, with respect to any Participating Company, (a) any corporation that is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Code) as such Participating Company; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which such Participating Company is a member; (c) any trade or business that is under common control with such Participating Company, as determined under section 414(c) of the Code and (d) any other entity which is required to be aggregated with a Participating Company under section 414(o) of the Code.  “50% Affiliated Company” means an Affiliated Company, but determined with “more than 50%” substituted for the phrase “at least 80%” in section 1563(a) of the Code, when applying sections 414(b) and 414(c) of the Code.

“Age” means, for any individual, his age on last birthday, except that an individual attains Age 70½ on the corresponding date in the sixth calendar month following the month in which his 70th birthday falls (or the last day of such sixth month if there is no such corresponding date therein).

“Benefit Commencement Date” means, for any Participant, the date as of which his first benefit payment is due.  For purposes of Section 5.8 and for purposes of Paragraph (3) of

Subsection 5.10(a), in calculating the maximum benefit payable to the Surviving Spouse of a Participant under Section 5.8 or to the beneficiary of a Participant under Section 5.7, “Benefit Commencement Date” also means, with respect to the Surviving Spouse or beneficiary, the date on which the survivor’s benefit under Section 5.8 commences to the Surviving Spouse or the date on which benefits are paid to the beneficiary under Section 5.7.

“Board of Directors” means the board of directors of the Company, or a Committee of the Board of Directors to which the Board of Directors has delegated some or all of its responsibilities hereunder.

“Break in Service” means, for any Employee or former Employee, any Computation Period in which he is not credited with more than 500 Hours of Service.

(a)           Notwithstanding the foregoing, if an Employee is absent for leave of absence with the approval of the Committee for a period not in excess of one year, unless such period is extended by the Committee, then, to the extent he is not otherwise credited with Hours of Service with respect to such absence, he shall be credited with an Hour of Service, solely for purposes of this definition, for each Hour of Service with which he would have been credited if he had continued to be actively employed during the period of absence.

(b)           Notwithstanding the foregoing, if an Employee is absent from work by reason of pregnancy, childbirth, or placement in connection with adoption, or for purposes of the care of such Employee’s child immediately after birth or placement in connection with adoption, such Employee shall not have a Break in Service during the first Computation Period in which the Employee would otherwise have a Break in Service pursuant to the rules set forth in Subsection (a) of this Section.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the individuals appointed by the Board of Directors to serve on the Administrative Committee of the Plan, or any other successor committee or individual(s), to supervise the administration of the Plan, as provided in Article IX.

“Company” means St. Mary Land & Exploration Company prior to June 1, 2010, and effective on and after June 1, 2010, SM Energy Company and its successors.

“Compensation” means, for any Active Participant, for any Plan Year or  imitation Year, as the case may be:

(a)           For purposes of calculating a Participant’s Accrued Benefit under Article V, subject to the limitations set forth in Subsection (c) of this definition, the amount of his total taxable income paid by a Participating Company in any Plan Year, including Differential Wage Pay, if any, less bonuses, director’s fee, expense reimbursements, contributions by the Company to this Plan, payments made by the Company for group insurance, hospitalization and similar benefits, contributions made by the Company under any other employee benefit plan it maintains, except Compensation shall include elective deferrals that are not included in gross income under section 125, 132(f)(4), 402(e)(3), or 402(h) of the Code, taking into account only amounts earned while he is an Active Participant.  An Active Participant’s Compensation shall not include amounts that are taxable to him but are not paid to him in cash.

(b)           For all other purposes, subject to the limitations set forth in Subsection (c) of this definition, his “compensation” as such word is defined in Treas. Reg. § 1.415(c)-2(d)(2).

(c)           The amount otherwise described in Subsections (a) and (b) of this definition shall not exceed $245,000, as such limit may be adjusted in accordance with section

401(a)(17)(B) of the Code.  In applying the limit of Code section 401(a)(17) to any Participant who was a Participant at any time prior to January 1, 1994 and whose Compensation with respect to any Plan Year beginning prior to January 1, 1994 exceeded $150,000, such Participant’s Accrued Benefit shall be calculated according to the rules set forth in Subsection 5.1(c).

“Computation Period” means the 12-consecutive month period that begins on each January 1st and ends on the next following December 31st.

“Covered Compensation” means the amount determined using the following table based on the amount applicable for the calendar year in which the later of the Effective Date or the Participant’s 65th birthday occurs:

Calendar Year of 65th Birthday	Amount

1985	$13,800
1986	15,000
1987	15,600
1988	16,200
1989	17,400
1990	18,000
1991	18,600
1992	19,200
1993	19,800
1994	20,400
1995	21,600
1996	22,200
1997	23,400
1998	24,600
1999	25,200
2000	26,400
2001	27,600
2002	28,200
2003	29,400
2004	30,000
2005	31,200
2006	31,800
2007	33,000
2008	33,600
2009	34,800
2010	35,400
2011	36,000
2012	36,600
2013	37,200
2014	37,800
2015	38,400
2016	39,000
2017	39,000
2018	39,000
2019	39,600
2020 and later	39,600

The foregoing table is the average wage used to determine benefits under the Social Security Act in effect for retirements or terminations of employment during 1983 for a male individual of the same birth year as the Participant receiving compensation continuously to age 65 at least equal to the maximum amount subject to the Federal Insurance Contributions Act.  This table shall be updated without further Plan amendment for each Plan Year after 1983 to reflect the maximum amount of wages subject to the Federal Insurance Contributions Act in such Plan Year.

“Covered Employee” means each Employee who (a) is classified by a Participating Company as a common law employee of such a Participating Company, and (b) is not covered by a collective bargaining agreement, unless such agreement specifically provides for participation hereunder, and (c) is not covered by another qualified defined benefit pension plan to which the Participating Company makes contributions and (d) is not a non-resident alien who receives no compensation from sources within the United States (within the meaning of section 861(a)(3) of the Code).  An individual who is a member of the Company’s Board of Directors and is not employed by the Company in any other capacity shall not be a Covered Employee.  An Individual who is a property agent with respect to the Company and is not otherwise employed by the Company shall not be a Covered Employee.  An individual who is not classified by a Participating Company as a common law employee shall not be a Covered Employee regardless of whether (1) the individual is considered an Employee by reason of being a leased employee (whether or not within the meaning of the definition of Leased Employee in this Article), (2) the individual is classified by a Participating Company as an independent contractor, or (3) for employment tax or other purposes, the individual is subsequently determined to be a common law employee, or not to be a leased employee (whether or not within the meaning of the definition of Leased Employee in this Article) or independent contractor.  For purposes of determining eligibility under the Plan, the classification to which an individual is assigned by a Participating Company shall be final and conclusive, regardless of whether a court, a governmental agency or any entity subsequently finds that such individual should have been assigned to a different classification.

“Differential Wage Pay” means any payment which:

(a)           is made by the Company to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in chapter 43 of title 38, United States Code) while on active duty for a period of more than 30 days, and

(b)           represents all or a portion of the wages the Participant would have received from the Company if the Participant were performing service for the Company.

“Disability Retirement Date” means, for any Participant, the date on which he (a) is determined by the Committee to have suffered a Total Disability, and (b) has a Separation from Service due to such Total Disability; provided, however, that a Participant shall not have a Disability Retirement Date unless, at the time his Total Disability occurs, he is an Employee, and has to his credit 10 or more Years of Credited Service.

“Disabled Participant” means a Participant who has a Disability Retirement Date that occurs prior to his Normal Retirement Date and who has not ceased to be a Disabled Participant pursuant to Section 4.4(c).

“Early Retirement Date” means, for any Participant, the first day of the calendar month coincident with or next following the date on which he has a Separation from Service after he has attained Age 55 and has to his credit 10 or more Years of Credited Service.

“Effective Date” means (except as otherwise set forth herein) January 1, 2010, the effective date of this amended and restated Plan.

“Employee” means an individual who is a common law employee of a Participating Company or an Affiliated Company.  An individual who is not a common law employee of a Participating Company or Affiliated Company shall be deemed to be employed by such Company if he is a leased employee with respect to whose services such Participating Company or Affiliated Company is the recipient within the meaning of Code section 414(n) or 414(o), but to whom Code section 414(n)(5) does not apply.  An individual who is in receipt of Differential Wage Pay shall be deemed to be an Employee during such period, provided that he was an Employee immediately prior to such period.

“Employment Commencement Date” means, for any Employee, the date on which he is first entitled to be credited with an “Hour of Service” described in Paragraph (a)(1) of the definition of Hour of Service in this Article.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Final Average Compensation” means, for any Participant, the average of his Compensation for the three full consecutive calendar years in the final 10 (or fewer) full consecutive calendar years of employment as an Active Participant which yields the highest average.  For this purpose, nonconsecutive calendar years interrupted by periods in which the Participant is not an Active Participant shall be treated as consecutive.  If a Participant does not have three full consecutive calendar years of employment as an Active Participant, his Final Average Compensation shall be the annual amount determined by dividing his Compensation during the period in which he is an Active Participant by the number of years thereof.

“Fund” means the fund established for this Plan, administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

“Hour of Service” means, for any Employee, a credit awarded with respect to:

(a)           except as provided in (b) or (c),

(1)           each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company for the performance of employment duties; or

(2)           each hour for which he is entitled, either by award or agreement, to back pay from a Participating Company or an Affiliated Company, irrespective of mitigation of damages; or

(3)           each hour for which he is directly or indirectly paid or entitled to payment by a Participating Company or an Affiliated Company on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), jury duty, layoff, leave of absence, or military duty; or

(4)           each hour for which a Returning Veteran is absent for Qualified Military Service.

(5)           each hour of otherwise regularly scheduled work missed by reason of Total Disability during which the Employee is a Disabled Participant.

(b)           For any period that includes any hours for which an Hour of Service would otherwise be credited to an Employee under (a), above, the Committee may, in accordance with rules applied in a uniform and non-discriminatory manner, elect instead to credit Hours of Service using one or more of the following equivalencies:

Basis Upon Which Records Are Maintained	Credit Granted to Individual For Period
Shift	actual hours for full shift
Day	10 Hours of Service
Week	45 Hours of Service
Semi-monthly period	95 Hours of Service
Month	190 Hours of Service

(c)           Anything to the contrary in Subsection (a) or (b) notwithstanding:

(1)           No Hours of Service shall be credited to an Employee for any period during which payments are made or due him under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws.

(2)           No more than 501 Hours of Service shall be credited to an Employee under Paragraph (a)(3) of this definition on account of any single continuous period during which no duties are performed by him, except to the extent otherwise provided in the Plan.

(3)           No Hours of Service shall be credited to an Employee with respect to payments solely to reimburse for medical or medically related expenses.

(4)           No Hours of Service shall be credited twice.

(5)           Hours of Service shall be credited at least as liberally as required by the rules set forth in U.S. Department of Labor Reg. §2530.200b-2(b) and (c).

(6)           In the case of an Employee who is such solely by reason of service as a leased employee within the meaning of section 414(n) or 414(o) of the Code, Hours of Service shall be credited as if such Employee were employed and paid with respect to such service (or with respect to any related absences or entitlements) by the Participating Company or Affiliated Company that is the recipient thereof.

“Late Retirement Date” means, for any Participant, the first day of the calendar month coincident with or next following the date on which he has a Separation from Service, if such Separation from Service occurs after the Participant’s Normal Retirement Date.

“Leased Employee” means any person (other than an Employee of a Participating Company or Affiliated Company) who pursuant to an agreement between a Participating Company or Affiliated Company and any other person (“leasing organization”) has performed services for a Participating Company or Affiliated Company (or for a Participating Company or Affiliated Company and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, which services are performed under primary direction or control of a Participating Company or Affiliated Company.

A Leased Employee shall not be considered an Employee of a Participating Company or Affiliated Company if (a) such individual is covered by a money purchase pension plan maintained by the leasing organization and providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under section 125, section 132(f)(4), section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than 20 percent of the recipient’s nonhighly compensated work force.

“Limitation Year” means the Plan Year.

“Normal Retirement Date” means, for any Participant, the first day of the calendar month coincident with or next following the date on which he attains Age 65.

“Participant” means an individual who is an Active Participant, a former Active Participant receiving benefits under the Plan, a former Active Participant who has a present or future right to receive benefits under the Plan, or an Employee who was once an Active Participant and has been transferred so that he is no longer a Covered Employee.

“Participating Company” means the Company and each other organization which is authorized by the Board of Directors to adopt this Plan by action of its board of directors or other governing body.

“Plan” means the Pension Plan for Employees of St. Mary Land & Exploration Company prior to June 1, 2010, and effective on and after June 1, 2010, the Pension Plan for Employees of SM Energy Company, as set forth herein (including any Schedules).

“Plan Year” means each 12-consecutive month period that begins on January 1, or any anniversary thereof and ends on the next following December 31.

“Predecessor Company” means, with respect to any Participating Company or Affiliated Company, any corporation to which such Participating Company or Affiliated  Company is a successor in interest by merger, consolidation, asset acquisition, stock acquisition, or reincorporation, and any other corporation designated as such for purposes of this Plan by the Board of Directors.

“Qualified Military Service” means any service (either voluntary or involuntary) by an individual in the Uniformed Services if such individual is entitled to reemployment rights with a Participating Company with respect to such service.

“Required Beginning Date” means, for any Participant:

(a)                                  if he attains Age 70½ on or after January 1, 2002 and is not a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan-Year period ending in the calendar year in which he attains Age 70½, or thereafter, April 1 of the calendar year following the later of the calendar year in which he has a Separation from Service or the calendar year in which he attains Age 70½; and

(b)                                 if he attains Age 70½  after December 31, 1987 and was a 5-percent owner (within the meaning of section 416 of the Code) of a Participating Company at any time during the five-Plan Year period ending in the calendar year in which he attained Age 70½, or thereafter, April 1 of the calendar year following the calendar year in which he attains Age 70½;

“Returning Veteran” means a former Employee who on or after December 12, 1994, returns from Qualified Military Service to employment by a Participating Company within the period of time during which his reemployment rights are protected by law.

“Separation from Service” means, for any Employee, his death, retirement, resignation, discharge or any absence that causes him to cease to be an Employee.

“Social Security Retirement Age” means (a) for any individual born before January 1, 1938, Age 65, (b) for any individual born after December 31, 1937, but before January 1, 1955, Age 66, or (c) for any individual born after December 31, 1954, Age 67.

“Spouse” means, with respect to any Participant, the individual to whom such Participant is married as of the date of reference.

“Surviving Spouse” means, with respect to any Participant:

(a)                                  for purposes of the survivor’s benefit described in Section 5.8, the individual, if any, who has been such Participant’s Spouse throughout the one-year period that ends on the date of the Participant’s death; and

(b)                                 for purposes of the joint and survivor annuity described in Section 7.2(b) the individual, if any, who is such Participant’s Spouse on the Participant’s Benefit Commencement Date.

“Total Disability” means, with respect to any Participant, inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  The permanence and degree of such impairment shall be supported by medical evidence.

“Trust Agreement” means the agreement and declaration of trust executed for purposes of the Plan.

“Trustee” means the corporate trustee or one or more individuals collectively appointed and acting under the Trust Agreement.

“Uniformed Services” means the Armed Forces, the Army National Guard and Air National Guard (when engaged in active duty for training, inactive duty training, or full-time National Guard duty), the commissioned corps of the Public Health Service, and any other category of persons designated by the President of the United States in time of war or emergency.

“Year of Credited Service” means, for any Participant, a credit used to determine his Accrued Benefit under the Plan, as further described in Article III.

“Year of Eligibility Service” means, for any Employee, a credit used to determine his eligibility to become an Active Participant, as further described in Section 2.3.

“Year of Vesting Service” means, for any Employee, a credit used to determine his vested status under the Plan, as further described in Article III.

ARTICLE II

TRANSITION AND ELIGIBILITY TO PARTICIPATE

2.1                                 Rights Affected and Preservation of Accrued Benefit.  Except as provided to the contrary herein, the provisions of this amended and restated Plan shall apply only to Employees who complete an Hour of Service on or after the Effective Date.  The rights of any other individual shall be governed by the Plan as in effect upon his Separation from Service, except to the extent expressly provided in any amendment adopted subsequently thereto.

2.2                                 Eligibility to Participate.

(a)                                  Each Employee who was an Active Participant immediately prior to the Effective Date and is a Covered Employee on the Effective Date shall continue to be an Active Participant as of the Effective Date.  Each Employee who was not an Active Participant immediately prior to the Effective Date and who has attained Age 21 and completed one Year of Eligibility Service as of the Effective Date shall become an Active Participant as of the Effective Date if he is then a Covered Employee.  Each other Employee shall become an Active Participant on the first day of the calendar month coincident with or next following the date on which he attains Age 21 and completes one Year of Eligibility Service, if he is then a Covered Employee.

(b)                                 A Participant (or a former Participant) who has a Separation from Service and who is later reemployed as a Covered Employee shall become an Active Participant as of the date on which he first again completes an Hour of Service as a Covered Employee, but, if he has had a Break in Service, only if he (1) had any nonforfeitable interest in his Accrued Benefit as of his prior Separation from Service or (2) again completes one Hour of Service at a time when his consecutive Breaks in Service do not equal or exceed the greater of (A) five or (B) the number of Years of Eligibility Service he had to his credit prior to his Break in Service.

(c)                                  If an individual is not a Covered Employee on the date on which he would become an Active Participant (but for the fact that he is not then a Covered Employee), he shall become an Active Participant as of the first date thereafter on which he becomes a Covered Employee; but, if he has had a Break in Service, only if he (1) had any nonforfeitable interest in his Accrued Benefit as of his prior Separation from Service or (2) he again completes one Hour of Service at a time when his consecutive Breaks in Service do not equal or exceed the greater of (A) five or (B) the number of Years of Eligibility Service he had to his credit prior to his Break in Service.

2.3                                 Year of Eligibility Service.  An Employee shall be credited with a Year of Eligibility Service as of the close of the 12-consecutive-month period that begins on his Employment Commencement Date if he is credited with 1,000 or more Hours of Service during such period.  An Employee who is not credited with 1,000 Hours of Service during such period shall be credited with a Year of Eligibility Service as of the close of the first Plan Year in which he is credited with 1,000 or more Hours of Service.  Notwithstanding the foregoing, an Employee shall be credited with a Year of Eligibility Service for service with The Five-Twenty Company.

ARTICLE III

VESTING SERVICE AND CREDITED SERVICE

3.1                                 Years of Vesting Service.  Each Employee shall be credited with a Year of Vesting Service for each Computation Period, including Computation Periods ended before January 1, 1977, the original effective date of the Plan, for which he is credited with 1,000 or more Hours of Service.

3.2                                 Years of Credited Service.

(a)                                  Except as provided in this Article, a Participant shall be credited with a Year of Credited Service for each Computation Period for which he is credited with 1,000 or more Hours of Service.  For the purpose of calculating a Participant’s Years of Credited Service, only Hours of Service credited for a period during which he is (or, in the case of back pay, would have been) a Covered Employee or a Disabled Participant shall be credited.

(b)                                 A Disabled Participant shall be credited with Years of Credited Service as if he were an Active Participant from his Disability Retirement Date to the date he ceases to be a Disabled Participant as set forth in Subsection 4.4(c).

3.3                                 Service with Other Employer.  A Participant shall be credited with Years of Vesting Service for service with The Five- Twenty Company.

3.4                                 Loss of Vesting Service.  An Employee’s Years of Vesting Service shall be cancelled if he incurs a Break in Service at a time when his vested percentage under Section 6.1 is zero or his Accrued Benefit is zero.

3.5                                 Loss of Credited Service.  An Employee’s Years of Credited Service shall be cancelled if, upon his Separation from Service, he receives a single-sum payment pursuant to

Subsection 7.8(a), Subsection 7.3(a)(5), or is deemed to receive a single-sum payment pursuant to Subsection 7.8(b).

3.6                                 Restoration of Service.

(a)                                  The Years of Vesting Service and Years of Credited Service of an Employee whose Years of Vesting Service and Years of Credited Service have been cancelled pursuant to Section 3.4 and/or Section 3.5 shall be restored to his credit if he thereafter completes a Year of Vesting Service at a time when the number of his consecutive Breaks in Service is less than the greater of (a) the number of Years of Vesting Service to his credit when the first such Break in Service occurred, or (b) five.  Notwithstanding the foregoing, the Years of Credited Service of a Participant described in Subsection 7.8(a) shall not be restored except as provided in Subsection (b).

(b)                                 If a Participant who receives a single sum distribution under Subsection 7.8(a) or Subsection 7.3(a)(5) that is less than the single-sum value of his entire Accrued Benefit again becomes a Covered Employee, his Years of Credited Service cancelled pursuant to Section 3.5 shall be restored upon his full repayment of the amount of such distribution, plus interest from the date of distribution to the date of repayment at the rate described in section 411(c)(2)(C)(iii)(I) of the Code; provided, however, that such repayment must be made before the earlier of (1) five years after the date the Participant again becomes a Covered Employee, or (2) the first date the Participant incurs five consecutive Breaks in Service following the date of the single-sum distribution.

ARTICLE IV

ELIGIBILITY FOR BENEFITS

4.1                                 Normal Retirement.  A Participant who has a Separation from Service on his Normal Retirement Date shall be entitled to a pension.  Such Participant’s Benefit Commencement Date shall be his Normal Retirement Date.

4.2                                 Late Retirement.  A Participant who has a Separation from Service after his Normal Retirement Date shall be entitled to a pension.  Such Participant’s Benefit Commencement Date shall be the earlier of his Late Retirement Date or his Required Beginning Date; provided, however, that upon reaching his Normal Retirement Date, the Participant may elect that his Benefit Commencement Date is his Normal Retirement Date.

4.3                                 Early Retirement.  A Participant who has an Early Retirement Date shall be entitled to a pension.  Such Participant’s Benefit Commencement Date shall be his Normal Retirement Date; provided, that he may elect as his Benefit Commencement Date his Early Retirement Date or the first day of any month after his Early Retirement Date and not after his Required Beginning Date.  Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

4.4                                 Disability Retirement.

(a)                                  A Participant who has a Disability Retirement Date shall continue to be credited with Years of Credited Service as set forth in Article III while he remains a Disabled Participant.  Such Participant shall be entitled to a pension.  Such Participant’s Benefit Commencement Date shall be determined under Section 4.1, 4.2, 4.3 or Article VI, whichever is applicable, determined as if he had a Separation from Service on the date he ceases to be a Disabled Participant under Subsection (c) of this Section.

(b)                                 Total Disability shall be determined by the Committee, which may consult with a medical examiner who shall have the right to make such physical examinations and other investigations as may be reasonably required to determine Total Disability.  The Committee may direct that any former Employee who is being credited with Years of Credited Service by reason of Total Disability shall be reexamined without expense to him from time to time prior to the date specified in Subsection (c) of this Section, but not more than twice in any Plan Year, to determine whether his Total Disability continues to exist.

(c)                                  A Disabled Participant shall cease to be such if and when:

(1)                                  he reaches the later of (A) his Normal Retirement Date or (B) the date that is “X” years after his Disability Retirement Date, when “X” is determined under the following table:

Age at Disability Retirement Date	“X”
61 or younger	Years to Age 65
62	3-1/2
63	3
64	2-1/2
65	2
66	1-3/4
67	1-1/2
68	1-1/4
69 or older	1

(2)                                  he ceases to suffer from a Total Disability;

(3)                                  he is eligible for and elects to receive payment of Plan benefits under any other provision of the Plan;

(4)                                  he refuses to submit to reexamination in accordance with Subsection (b) of this Section; or

(5)                                  he dies.

When a Disabled Participant ceases to be such, he shall cease to be credited with Years of Credited Service, and he shall be entitled to a pension (or a death benefit) under the other provisions of the Plan, applied as if he had a Separation from Service on the date he ceased to be a Disabled Participant.

4.5                                 Furnishing Data.  Each Employee and beneficiary shall furnish such information as the Committee may consider necessary for the determination of the Employee’s rights and benefits under the Plan and shall otherwise cooperate fully with the Committee in the administration of the Plan.  Payment of benefits shall be deferred until all of such information is supplied.

ARTICLE V

CALCULATION OF BENEFITS

5.1                                 Accrued Benefit.

(a)                                  Subject to Subsection (b) of this Section, effective on and after January 1, 1989, a Participant’s Accrued Benefit shall be a monthly retirement benefit equal to one-twelfth (1/12th) of thirty-five percent (35%) of his Final Average Compensation multiplied by a fraction, the numerator of which is his Years of Credited Service and the denominator of which is the greater of 25 or the number of Years of Credited Service the Employee will have if he remains employed until he attains age 65.

(b)                                 Notwithstanding Subsection (a) of this Section, effective January 1, 1989, a Participant shall be entitled to receive a minimum benefit calculated in accordance with this Subsection (b) if such benefit exceeds the benefit calculated under Subsection (a) of this Section.  Effective solely for Years of Service and Compensation credited for purposes of benefit accrual prior to January 1, 1989, a Participant’s minimum normal retirement pension shall be a monthly retirement benefit equal to one-twelfth (1/12th) of:

(1)                                  40% of the Average Annual Compensation; plus

(2)                                  37% of that portion of Average Annual Compensation which is in excess of Average Social Security Wage Base; multiplied by

(3)                                  a fraction, the numerator of which is his Years of Credited Service accrued prior to January 1, 1989 and the denominator of which is his Years of Credited Service the Employee will have if he remains employed until he attains age 65; and

(4)                                  if a participant has completed less than fifteen (15) Years of Service at Normal Retirement Age (or would have completed less than fifteen (15) Years of

Service if he had remained in employment until Normal Retirement Age), the Participant’s normal retirement pension computation shall be reduced by a factor of one-fifteenth (1/15th) for each Year of Service less than 15 the Participant has completed or would have completed.

Notwithstanding any other provision of the Plan to the contrary, defined terms contained in this Subsection (b) of Section 5.1 shall have the meaning given to such terms in the Plan as it existed prior to the Effective Date.

(c)                                  The Accrued Benefit of any Participant who was a Participant at any time prior to January 1, 1994 and whose Compensation with respect to any Plan Year beginning prior to January 1, 1994 exceeded $150,000, shall be the greater of (1) or (2), where:

(1)                                  is the Participant’s Accrued Benefit calculated on the basis of all of his Years of Credited Service and his Final Average Compensation, limiting the Participant’s Compensation for Plan Years beginning prior to January 1, 1994 to $150,000 and for Plan Years beginning on or after January 1, 1994 to $150,000 or such other amount as in effect under Code section 401(a)(17) for such Plan Year; and

(2)                                  is the sum of (A) plus (B), where:

(A)                              is the greater of (i) or (ii), where:

(i)                                     is the sum of (I) plus (II), where:

(I)                                    is the Participant’s Accrued Benefit calculated on the basis of his Years of Credited Service and Final Average Compensation as of December 31, 1988, not limiting his Final Average Compensation under Code section 401(a)(17), and

(II)                                is the Participant’s Accrued Benefit calculated on the basis of his Years of Credited Service between December 31, 1988 and

December 31, 1993, and his Final Average Compensation as of December 31, 1993, limiting his Compensation for all Plan Years to $235,840, and

(ii)                                  is the Participant’s Accrued Benefit calculated on the basis of his Years of Credited Service and Final Average Compensation as of December 31, 1993, limiting his Compensation for all Plan Years to $235,840, and

(B)                                is the Participant’s Accrued Benefit calculated on the basis of his Years of Credited Service after December 31, 1993 and his Final Average Compensation, limiting his Compensation for all Plan Years to $150,000 or such other amount as is in effect under Code section 401(a)(17) for Plan Years beginning on or after January 1, 1994.

5.2                                 Normal Retirement.  A Participant who is entitled to a pension under Section 4.1 shall receive an annual pension, payable monthly.  Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant’s Accrued Benefit as of his Normal Retirement Date.

5.3                                 Late Retirement.  A Participant who is entitled to a pension under Section 4.2 shall receive an annual pension, payable monthly.  Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant’s Accrued Benefit calculated as follows:

(a)                                  If the Participant elects to commence benefits on his Normal Retirement Date, his Accrued Benefit shall be calculated as of his Normal Retirement Date.  The amount of the pension payable to the Participant shall be adjusted annually as of January 1 in each calendar year following his Benefit Commencement Date, up to and including the January 1 following his Separation from Service.  Such annual adjustment shall include any increase (but not any decrease) in the Participant’s Accrued Benefit, determined in accordance with

Section 5.1, as a result of additional Years of Credited Service and Compensation since the Participant’s Benefit Commencement Date or the last such annual adjustment, whichever applies.  In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Benefit Commencement Date, to the extent not previously taken into account under this Subsection (a).

(b)                                 If the Participant elects to defer his Benefit Commencement Date beyond his Normal Retirement Date:

(1)                                  The Participant’s Accrued Benefit shall be calculated as of the end of the Plan Year in which occurs the Participant’s Normal Retirement Date, as an amount equal to the greater of :

(A)                              his Accrued Benefit as of his Normal Retirement Date, increased on an Actuarially Equivalent basis to reflect deferral of the Participant’s Benefit Commencement Date for one year, or

(B)                                his Accrued Benefit calculated as under Section 5.1 based on Years of Credited Service and Compensation through the end of the such Plan Year.

(2)                                  The Participant’s Accrued Benefit shall be calculated thereafter as of the end of each subsequent Plan Year, as an amount equal to the greater of:

(A)                              his Accrued Benefit as of the last day of the preceding Plan Year, increased on an Actuarially Equivalent basis to reflect deferral of the Participant’s Benefit Commencement Date for one year, or

(B)                                his Accrued Benefit calculated as under Section 5.1 based on Years of Credited Service and Compensation through the end of such Plan Year.

(3)                                  If a Participant’s Required Beginning Date, and therefore his Benefit Commencement Date, precedes his Late Retirement Date, the amount of the pension payable to the Participant shall be determined as of his Benefit Commencement Date and shall be adjusted annually as of January 1 in each calendar year following his Benefit Commencement Date, up to and including the January 1 next following his Late Retirement Date.  Such annual adjustment shall include any increase (but not any decrease) in the Participant’s Accrued Benefit, determined in accordance with Section 5.1, as a result of additional Years of Credited Service and Compensation since the Participant’s Benefit Commencement Date or the last such annual adjustment, whichever applies.

5.4                                 Early Retirement.  A Participant who is entitled to a pension under Section 4.3 shall receive an annual pension, payable monthly.  Subject to Section 5.10, such pension shall be the Actuarial Equivalent, in the form set forth in Article VII, of the Participant’s Accrued Benefit as of his Early Retirement Date, reduced by 1/15 for each year from age 60 to his Normal Retirement Date and by 1/30 for each year from age 55 to age 60 by which his Benefit Commencement Date precedes his Normal Retirement Date.

5.5                                 Disability Retirement.

(a)                                  Subject to Section 5.10, a Participant who is entitled to a pension under Section 4.4 shall receive the benefit provided under Section 5.2, 5.3, 5.4 or Article VI, whichever applies.  In addition, such annual adjustment shall be reduced (but not below zero) by the Actuarial Equivalent of any benefits paid to the Participant since his Benefit Commencement Date, to the extent not previously taken into account under this Subsection.

(b)                                 For the purposes of this Section, a Participant’s Final Average Compensation shall be computed on the assumption that his Compensation for each Plan Year that ends after his Disability Retirement Date is equal to his Compensation for the last Plan Year ended on or before his Disability Retirement Date.

5.6                                 Prohibition Against Decrease in Benefits Payable.  A Participant’s Accrued Benefit as of his Normal Retirement Date shall not be less than his pension, in the form of an immediate single life annuity, would have been if he had had a Separation from Service on any earlier date.

5.7                                 Death Before Separation from Service.

(a)                                  Effective January 1, 1994, upon the death of a Participant who is then an Employee or, effective January 1, 2007, who at the time of death was performing qualified military service as defined in section 414(u) of the Code, the Participant’s designated beneficiary shall be paid a death benefit equal to the Actuarial Equivalent of the Participant’s fully vested Accrued Benefit as of the date of his death.

(b)                                 The death benefit determined in accordance with Subsection (a) of this Section shall be payable to the Participant’s designated beneficiary within 60 days following the end of the Plan Year in which the Participant’s death occurs.  This benefit shall not apply to a Participant with respect to whom the survivor’s benefit under Section 5.8 is payable and has not been properly waived.

5.8                                 Survivor’s Benefit for Surviving Spouse.

(a)                                  Subject to Subsection (b) of this Section, if a Participant who has any vested interest in his Accrued Benefit under the Plan, dies before his Benefit Commencement Date and has a Surviving Spouse, such Surviving Spouse shall receive a survivor’s benefit.  Such benefit shall be a monthly pension for life and shall begin, as elected in writing by the Surviving Spouse not more than 180 days prior to the Benefit Commencement

Date, on the first day of any month following the earliest date on which the Participant could have elected to receive immediate retirement benefits, but not later than the date that would have been the Participant’s Normal Retirement Date.  If the Participant dies after his Normal Retirement Date, benefits shall commence on the first day of the month following the month of the Participant’s death.  Subject to Section 5.10, the survivor’s benefit shall be the benefit such Surviving Spouse would have received if the Participant (1) had had a Separation from Service on the date of his death (if he is then an Employee), (2) had survived to the Benefit Commencement Date elected by the Surviving Spouse, (3) had then begun to receive an immediate retirement benefit in the normal form under Subsection 7.2(b), and (4) died on the following day.

(b)                                 The survivor’s benefit under this Section shall not be payable and the death benefit under Section 5.7 shall be payable instead with respect to a Participant who elects in accordance with the following rules to waive the survivor’s benefit under this Section and to have the death benefit under Section 5.7 be payable instead.  Such election may be made at any time during the period that begins (i) on the first day of the Plan Year in which the Participant attains Age 35, or (ii) on the date of his Separation from Service, in the case of a Participant who has a Separation from Service prior to Age 35, with respect to benefits accrued prior to such separation, and ends on the date of the Participant’s death; provided that such election shall be effective only if:

(1)                                  (A)                              the Participant’s Spouse (or the Spouse’s legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse either:

(i)                                     consents to such election, but only insofar as such election waives the survivor’s benefit under this Section and, if applicable, names a specific beneficiary or beneficiaries to receive the death benefit under Section 5.7; or

(ii)                                  consents to such election and consents prospectively to any subsequent designation of someone other than the Spouse to receive all or part of the death benefit under Section 5.7 (provided such instrument acknowledges the Spouse’s right to limit consent to a specific beneficiary); and

(B)                                such instrument acknowledges the effect of the election to which the Spouse’s consent is being given and is witnessed by a Plan representative or a notary public; or

(2)                                  the Participant establishes to the satisfaction of the Committee that his Spouse cannot be located or furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the Spouse’s consent must be obtained.

The consent of a Spouse in accordance with this Subsection (b) shall not be effective with respect to other Spouses of the Participant, and an election to which Paragraph (b)(2) of this Section applies shall become void if the circumstances causing the consent of the Spouse not to be required cease to exist prior to the Participant’s Benefit Commencement Date.

(c)                                  A Participant may revoke his election to waive the survivor’s benefit.  Such revocation may be made at any time prior to the Participant’s death.

(d)                                 The Committee shall provide to each Participant a written explanation of:

(1)                                  the terms and conditions of the survivor’s benefit under this Section and the death benefit under Section 5.7;

(2)                                  the Participant’s right to waive the survivor’s benefit and the effect of such waiver;

(3)                                  the rights of the Participant’s Spouse with respect to such waiver; and

(4)                                  the Participant’s right to revoke a waiver of the survivor’s benefit and the effect of such revocation.

The written explanation described in this Subsection shall be provided once during either (A) the three-year period that begins on the first day of the Plan Year in which the Participant attains Age 32, or (B) the one-year period that begins on the day he becomes a Participant.  With regard to a Participant who has a Separation from Service before attaining Age 35, such written notice shall be provided no earlier than one year before, and no later than one year after, the Participant’s Separation from Service.

5.9                                 Death Benefit After Retirement.  If a Participant dies after his Benefit Commencement Date, his beneficiary shall be entitled to receive any amount payable under the form of benefit that is in effect for such Participant.

5.10                           Maximum Benefit.  The provisions of this Section 5.10 shall be effective for Limitation Years beginning on or after July 1, 2007 and shall be construed to comply with section 415 of the Code and the regulations thereunder.  The application of the provisions of this Section 5.10 shall not cause the maximum annual benefit payable to any Participant to be less than the Participant’s accrued benefit under this and any other qualified defined benefit plan of a Participating Company or a 50% Affiliated Company as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of the plans that were both adopted and in effect before April 5, 2007.  The aggregation of defined benefit plans for purposes of this Section 5.10 shall be determined in accordance with the rules set forth in Section 415(f) of the Code and the regulations issued thereunder.

(a)                                  (1)                                  Notwithstanding anything in this Article to the contrary, in no event shall the combined annual benefit  payable with respect to a Participant on a single life basis, under this and any other qualified defined benefit plan to which a Participating Company or a 50% Affiliated Company contributes, exceed the lesser of (A) $185,000 (as adjusted under section 415(d) of the Code) or (B) one hundred percent (100%) of the Participant’s average Compensation during the three consecutive calendar years in which such Compensation is the highest, regardless of whether he was a Participant during such years.  For a Participant who is employed by a Participating Company for less than three consecutive years, the period of the Participant’s high-three years of service is the actual number of consecutive years of service (including fractions of years, but not less than one year).  In the case of a Participant who has had a Separation from Service, and who is subsequently rehired by a Participating Company, the period of the Participant’s high-three years of service is calculated by excluding any years for which the Participant performs no services for and receives no Compensation from the Participating Company (the break period), and by treating the year of service immediately prior to and the year of service immediately after the break period as if the years were consecutive.

(2)                                  (A)                              If the benefit is payable with respect to a Participant who has been an Active Participant for fewer than 10 full years at the time that retirement benefits begin, the dollar limitation described in Subparagraph (a)(1)(A) of this Section shall be multiplied by a fraction, the numerator of which is the number of the Participant’s years as an Active Participant and the denominator of which is 10.

(B)                                If the benefit is payable with respect to a Participant who has fewer than 10 Years of Vesting Service, the limitations described in Subparagraph (a)(1)(B), Paragraph (a)(4) and Paragraph (a)(5) of this Section shall be multiplied by a fraction, the numerator of which is the number of the Participant’s Years of Vesting Service and the denominator of which is 10.

(3)                                  (A)                              If the Participant’s Benefit Commencement Date occurs before the Participant attains Age 62, the dollar limitation in subparagraph (a)(1)(A) applicable to the Participant at the earlier Age is an annual benefit payable in the form of a straight life annuity beginning at the earlier Age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at Age 62 (adjusted under Paragraph (2) above, if required).  Adjustments under this Subparagraph (3)(A) shall be made in accordance with section 1.415(b)-1(d) of the Treasury Regulations.

(B)                                If the Participant’s Benefit Commencement Date occurs after the Participant attains Age 65, the defined benefit dollar limitation applicable to the Participant at the later Age is the annual benefit payable in the form of a straight life annuity beginning at the later Age that is the Actuarial Equivalent of the defined benefit dollar limitation applicable to the Participant at Age 65 (adjusted under Paragraph (2) above, if required).  Adjustments under this Subparagraph (3)(B) shall be made in accordance with section 1.415(b)-1(e) of the Treasury Regulations.

(4)                                  Except as provided in Subparagraph (C) below, an annual benefit payable in a form other than a straight life annuity must be adjusted to an Actuarially Equivalent straight life annuity before applying the limitations of this Section.

(A)                              If the Participant’s benefit is paid in a form that is not subject to section 417(e)(3) of the Code, the Actuarially Equivalent straight life annuity is the greater of (i) the annual amount of the straight life annuity (if any) payable to the Participant commencing at the same Benefit Commencement Date as the form of benefit payable to the Participant; or (ii) the annual amount of the straight life annuity commencing at the same Benefit Commencement Date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a 5% interest rate and the Section 417 Mortality Table.

(B)                                If the Participant’s benefit is paid in a form that is subject to section 417(e)(3) of the Code, the Actuarially Equivalent straight life annuity is the greatest of the annual amount of the straight life annuity commencing at the Benefit Commencement Date that has the same actuarial present value as the form of benefit payable computed using (i) the interest rate and mortality table specified in the Plan for Actuarial Equivalence, (ii) a 5.5% interest assumption and the Section 417 Mortality Table, or (iii) the Section 417 Interest Rate and the Section 417 Mortality Table, divided by 1.05.  However, for a distribution with a Benefit Commencement Date occurring in Plan Years beginning in 2004 or 2005, the Actuarially Equivalent straight life annuity is the greater of the annual amount of the straight life annuity that has the same actuarial present value as the form of benefit payable using (i) the interest rate and mortality table specified in the Plan for Actuarial Equivalence, or (ii) a 5.5% interest assumption and the Section 417 Mortality Table.

(C)                                No actuarial adjustment to the annual benefit is required for (i) survivor benefits payable to a surviving spouse under a qualified joint and survivor annuity to the extent that such benefits would not be payable if the Participant’s benefit were not paid in the form of a qualified joint and survivor annuity, (ii) ancillary benefits that are not directly related to retirement benefits, and (iii) the inclusion in the form of benefit of an automatic benefit increase, as described in section 1.415(b)-1(c)(5) of the Treasury Regulations.

(5)                                  The annual benefit payable with respect to a Participant shall be deemed not to exceed the limits set forth in Subsection (a) if (A) the annual benefit does not exceed $10,000 (as adjusted as set forth in Paragraph (a)(2)) for the current Plan Year or for any prior Plan Year, and (B) the Participant has at no time participated in a defined contribution plan maintained by a Participating Company or a 50% Affiliated Company.

5.11                           Funding Based Benefit Limitations.  The following rules set forth the limitations on benefits imposed as a result of the funding status of the Plan for a given Plan Year.  The provisions of this Section 5.11 shall be interpreted to comply with the requirements of Section 436 of the Code and the regulations issued thereunder.

(a)                                  No amendment to the Plan which has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the Plan’s actuary determines (or is presumed to have determined) that the adjusted funding target percentage of the Plan for such Plan Year is less than 80%, or would be less than 80% taking into account such amendment.  This Section 5.11(b) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment) upon payment by the Company of a contribution equal to the amount required under Section 436(c)(2) of the Code.

(b)                                 In the event that the Plan’s actuary determines (or is presumed to have determined) that the adjusted funding target attainment percentage of the Plan is less than 60% for the Plan Year, the following limits shall apply:

(1)                                  A Participant or beneficiary is not permitted to elect an optional form of benefit that includes a prohibited payment, and the Plan will not pay any prohibited payment, with an annuity starting date on or after the applicable Section 436 measurement date.

(2)                                  Benefit accruals shall cease as of the applicable Section 436 measurement date.  This Section 5.11(b)(2) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Company of a contribution equal to the amount sufficient to result in an adjusted funding target attainment percentage of 60%.

(c)                                  A Participant or beneficiary is not permitted to elect an optional form of benefit that includes a prohibited payment, and the Plan will not pay any prohibited payment, with an annuity starting date that occurs during any period in which the Company is a debtor in a bankruptcy proceeding, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s actuary certifies that the Plan’s adjusted funding target attainment percentage for that Plan Year is not less than 100%.

(d)                                 In the event that the Plan’s actuary determines (or is presumed to have determined) that the adjusted funding target attainment percentage of the Plan for the Plan Year is 60% or greater, but less than 80%, a Participant or beneficiary is not permitted to elect the payment of an optional form of benefit that includes a prohibited payment, and the Plan will not pay any prohibited payment, with an annuity starting date on or after the applicable Section 436 measurement date unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of :

(1)                                  50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment, or

(2)                                  100% of the present value of the maximum guaranteed benefit published by the Pension Benefit Guaranty Corporation with respect to a Participant for the year in which the annuity starting date occurs.

In the case of a Participant with respect to whom a prohibited payment (or a series of prohibited payments under a single optional form of benefit) is made pursuant to this Section 5.11.(d), no additional prohibited payment may be made with respect to the Participant during any period of consecutive Plan Years for which prohibited payments are limited under Sections 5.11(b), 5.11(c), or 5.11(d).

(e)                                  If an optional form of benefit that is otherwise available under the Plan is not available as of the annuity starting date because of the restrictions of Section 5.11(d), then the Participant or beneficiary may elect to:

(1)                                  Receive the unrestricted portion of the optional form of benefit at the annuity starting date,

(2)                                  Commence benefits in any other optional form of benefit available under the Plan at the same annuity starting date, or

(3)                                  Defer commencement of benefits to the extent permitted under the Plan.

If the Participant or beneficiary elects payment of the unrestricted portion of the benefit as described in (1) above, then the Participant or beneficiary may elect payment of the remainder of his benefit in any optional form of benefit at that annuity starting date otherwise available under the Plan that would not have included a prohibited payment if that optional form of benefit applied to the entire benefit.

(f)                                    In the event that a benefit limitation under Section 5.11(a), 5.11(b), 5.11(c), or 5.11(d) applies for a Plan Year, the adjusted funding target attainment percentage for such Plan Year shall continue to apply for subsequent Plan Years until certification by the Plan’s actuary that the adjusted funding target attainment percentage for the Plan Year is at a level at which such limits no longer apply.  In the event the Plan’s actuary does not provide certification of the adjusted funding target attainment percentage by the end of the ninth month of any Plan Year, the Plan shall be presumed to have an adjusted funding target attainment percentage for the Plan Year of less than 60% as of the first day of such Plan Year.

(g)                                 The following terms shall apply for purposes of this Section 5.11:

(1)                                  “Adjusted funding target attainment percentage” means such term as is defined in Section 436(j)(2) of the Code and Treas. Reg. § 1.436-1(j)(1).

(2)                                  “Annuity starting date” means such term as is defined in Treas. Reg. § 1.436-1(j)(2).

(3)                                  “Prohibited payment” means (A) any payment in excess of the monthly amount paid under a single life annuity to a Participant or beneficiary whose annuity starting date occurs during a period in which the benefit limitations set forth in this Section 5.11 are in effect, (B) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, (C) any transfer of assets and liabilities to any other plan maintained by the

Company or an Affiliate that is made in order to avoid or terminate the application of the limitations of this Section 5.11, and (D) any other payment specified by the Secretary of the Treasury under Section 436 of the Code.  Such term shall not include the payment of a benefit which under Section 411(a)(11) of the Code may be immediately distributed without the consent of the Participant.

(4)                                  “Section 436 measurement date” means such term as is defined in Treas. Reg. § 1.436-1(j)(8).

ARTICLE VI

VESTING

6.1                                 Nonforfeitable Amounts.

(a)                                  A Participant who is credited with one or more Hours of Service as an Employee on or after January 1, 1989 shall have a nonforfeitable interest in his Accrued Benefit determined in accordance with the following schedule:

Years of Vesting Service	Nonforfeitable Interest
Less than two years	0 percent
two years	20 percent
three years	40 percent
four years	60 percent
five years	80 percent
six years	100 percent

(b)                                 Notwithstanding the foregoing, a Participant who is an Employee shall have a 100% nonforfeitable interest in his Accrued benefit upon: (1) the date on which he attains Age 65; (2) the date of his death; or (3) the date he suffers a Total Disability.

6.2                                 Treatment of Terminated Vested Participant.

(a)                                  A Participant who has a Separation from Service at a time when he has a nonforfeitable interest in his Accrued Benefit pursuant to Section 6.1, other than by death or as provided in Article IV, shall be entitled to a pension.  His Benefit Commencement Date shall be his Normal Retirement Date; provided, that he may elect as his Benefit Commencement Date the first day of any month after his Separation from Service and not after his Required Beginning Date.  Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.  Subject to Section 5.10, the pension payable under this Section shall be equal to the Participant’s Accrued Benefit as of the date of his

Separation from Service, multiplied by his nonforfeitable interest under Section 6.1.  The Participant shall forfeit any remainder.

(b)                                 If a Participant who is eligible for a deferred pension under Subsection (a) of this Section has 10 or more Years of Credited Service to his credit as of the date of his Separation from Service, he may elect as his Benefit Commencement Date (1) the first day of the calendar month coincident with or next following his 55th birthday, or (2) the first day of any month after such birthday and before his Required Beginning Date.  Such election must be made no earlier than 90 days prior to the Benefit Commencement Date elected by the Participant.

(c)                                  A Participant who elects a Benefit Commencement Date under Subsection (b) of this Section shall receive the benefit described in Subsection (a) of this Section in an amount reduced under Section 5.4.

(d)                                 Notwithstanding any other provision in the Plan, an increase in the Social Security taxable wage base or benefit level shall not reduce the value of the nonforfeitable benefit payable to a Participant who has had a Separation from Service with respect to service prior to his Separation from Service, regardless of whether the Participant returns to employment as a Covered Employee.

6.3                                 Form and Payment of Benefit.  Terminated vested benefits shall be paid in a form provided for in Article VII.

6.4                                 Termination of Benefit.  The last vested benefit payment hereunder shall be made in accordance with the provisions of Article VII.

6.5                                 Special Rules for Certain Terminated Participants.

(a)                                  Notwithstanding Section 2.1, if a Participant:

(1)                                  is eligible for a deferred vested benefit under the Plan,

(2)                                  has been credited with at least one Hour of Service on or after September 2, 1974,

(3)                                  had a Separation from Service prior to the first day of the first Plan Year beginning after December 31, 1975,

(4)                                  has not thereafter been an Employee, and

(5)                                  is alive on August 23, 1984 and has not begun to receive benefit payments as of that date, such Participant’s retirement benefits shall be paid in accordance with Article VII.

(b)                                 Notwithstanding Section 2.1, if a Participant:

(1)                                  has at least one Hour of Service after the first day of the Plan Year beginning on or immediately after January 1, 1976,

(2)                                  has not been credited with any Hours of Service after August 22, 1984,

(3)                                  has at least 10 Years of Vesting Service and a vested right to all or a portion of his Accrued Benefit, and

(c)                                  is alive on August 23, 1984 and has not begun to receive benefit payments as of that date, he may elect to be covered by the survivor’s benefit described in Section 5.8.

ARTICLE VII

PAYMENT OF BENEFITS

7.1                                 Minimum Distribution Requirements.

(a)                                  Except as required by Subsection (c) of this Section, a Participant’s Benefit Commencement Date shall be no earlier than the date of his Separation from Service.

(b)                                 Except as required by Subsection (c) of this Section, unless a Participant elects otherwise, his Benefit Commencement Date shall be no later than the 60th day after the close of the Plan Year in which the Participant attains Age 65 or has a Separation from Service, whichever occurs last.

(c)                                  A Participant’s Benefit Commencement Date shall be no later than his Required Beginning Date.

(d)                                 Notwithstanding anything in the Plan to the contrary, if a Participant dies before his Benefit Commencement Date, his entire interest under the Plan, to the extent not forfeited, shall be distributed either:

(1)                                  not later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant’s death, or

(2)                                  over the life or life expectancy of the Participant’s beneficiary, commencing no later than (A) December 31 of the calendar year following the year of the Participant’s death, or (B) if the beneficiary is the Participant’s Spouse, December 31 of the later of (i) the calendar year following the year of the Participant’s death or (ii) the calendar year in which the Participant would have attained Age 70½.

(e)                                  Notwithstanding anything in the Plan to the contrary, the form and the timing of all distributions under the Plan shall be such that the amount of any distribution shall not be less than required under regulations issued by the Department of the Treasury under section 401(a)(9) of the Code, including the incidental death benefit requirements of section 401(a)(9)(G) of the Code.

(f)                                    This Section shall apply to all Participants, including Participants who had a Separation from Service or ceased to be a Covered Employee prior to January 1, 1997.

7.2                                 Normal Form of Benefit.

(a)                                  Benefits under the Plan shall be paid in the normal form of benefit described in Subsection (b) or (c), as the case may be, unless the Participant elects an optional form of benefit under Section 7.3.  No spousal consent shall be required for payment of benefits in the normal form.

(b)                                 The normal form of benefit for a Participant who has a Spouse as of his Benefit Commencement Date shall be a joint and survivor annuity, with monthly installments payable after the death of the retired Participant to his Surviving Spouse, if he leaves one, for the life of such Surviving Spouse in an amount equal to fifty percent (50%) of the benefit paid to the retired Participant.

(c)                                  The normal form of benefit for a Participant who does not have a Spouse as of his Benefit Commencement Date shall be a single life annuity with equal monthly installments payable to the retired Participant for his lifetime.

7.3                                 Optional Form of Benefit.

(a)                                  In lieu of the normal form of benefit as determined under Section 7.2, the Participant may elect, subject to the rules of Section 7.4, one of the following optional forms of benefit, each of which shall be the Actuarial Equivalent of the normal form of benefit under Section 7.2:

(1)                                  a single life annuity with equal monthly installments payable to the retired Participant for his lifetime; or

(2)                                  a joint and survivor annuity with any individual designated beneficiary, payable in monthly installments to the Participant for his lifetime and with fifty percent (50%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary.  Notwithstanding the foregoing, the percentage payable to the Participant’s beneficiary (unless the beneficiary is the Participant’s Spouse) after the Participant’s death may not exceed the applicable percentage from Table I in Schedule A; or

(3)                                  a joint and survivor annuity with any individual designated beneficiary, payable in monthly installments to the Participant for his lifetime and with seventy-five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary.  Notwithstanding the foregoing, the percentage payable to the Participant’s beneficiary (unless the beneficiary is the Participant’s Spouse) after the Participant’s death may not exceed the applicable percentage from Table I in Schedule A; or

(4)                                  a joint and survivor annuity with any individual designated beneficiary, payable in monthly installments to the Participant for his lifetime and with one hundred percent (100%) of the amount of such monthly installment payable after the death of the Participant to the designated beneficiary of such Participant, if then living, for the life of such designated beneficiary.  Notwithstanding the foregoing, the percentage payable to the

Participant’s beneficiary (unless the beneficiary is the Participant’s Spouse) after the Participant’s death may not exceed the applicable percentage from Table I in Schedule A; or

(5)                                  subject to Section 10.3, a single sum payment in lieu of any other benefits under the Plan in complete discharge of all obligations to the Participant under the Plan payable as soon as is practical following termination of the Participant’s active participation in the Plan; or

(6)                                  a joint and survivor annuity, with the Participant’s Spouse, paid as soon as is practical in monthly installments to the Participant for his lifetime and with fifty percent (50%) of the amount of such monthly installment payable after the death of the Participant to the Surviving Spouse of such Participant, if then living, for the life of such Surviving Spouse; or

(7)                                  if the Participant does not have a Spouse as of his Benefit Commencement Date, a single life annuity paid as soon as practical in equal monthly installments to the Participant for his lifetime; or

(8)                                  subject to Section 10.3, substantially equal periodic installment payments made to the Participant or his designated beneficiary; or

(9)                                  a single life annuity payable in equal monthly installments to the retired Participant for his lifetime, with 120 monthly payments guaranteed.  If the Participant dies before he has received 120 monthly payments, then beginning on the first day of the month in which the Participant’s death occurs and continuing until the balance of the guaranteed payments have been made, payments in the amount payable to the Participant shall be made to the Participant’s beneficiary.  If the Participant’s beneficiary dies before the full number of guaranteed monthly payments have been made, the Actuarial Equivalent of any balance of guaranteed payments shall be paid in a single sum to the estate of the last to survive of the Participant or the beneficiary.  Notwithstanding the foregoing, the number of monthly payments guaranteed shall be calculated so that the number of guaranteed monthly payments remaining as of the beginning of the calendar year preceding the Participant’s Required Beginning Date does not exceed the joint life expectancy of the Participant and his beneficiary, or if less, and the Participant’s beneficiary is not the Participant’s Spouse, the applicable number from Table II in Schedule A multiplied by 12; or

(10)                            a joint and survivor annuity, with the Participant’s Spouse, paid as soon as is practical in monthly installments to the Participant for his lifetime and with seventy-five percent (75%) of the amount of such monthly installment payable after the death of the Participant to the Surviving Spouse of such Participant, if then living, for the life of such Surviving Spouse.

7.4                                 Rules for Election of Optional Form of Benefit.  A Participant may elect an optional form of benefit under Section 7.3 by filing a written notice with the Committee in the form and manner prescribed by the Committee and in no other.  The following rules shall be applied in a uniform and nondiscriminatory manner with respect to the election of optional forms of benefit.

(a)                                  A Participant may elect an optional form of benefit at any time not earlier than 180 days prior to his Benefit Commencement Date.

(b)                                 A Participant who does not establish to the satisfaction of the Committee that he has no Spouse on his Benefit Commencement Date may elect to receive an optional form of benefit under Section 7.3 only if:

(1)                                  (A)                              his Spouse (or the Spouse’s legal guardian if the Spouse is legally incompetent) executes a written instrument whereby such Spouse:

(i)                                     consents not to receive the normal form of benefit described in Subsection (b) of Section 7.2;

(ii)                                  consents to the specific optional form elected by the Participant, or (provided such instrument acknowledges the Spouse’s right to limit consent to a specific optional form) to the Participant’s right to choose any optional form without any further consent by the Spouse; and

(iii)                               if applicable, consents in writing to either the specific beneficiary or beneficiaries designated by the Participant pursuant to his election or (provided such instrument acknowledges the Spouse’s right to limit consent to a specific beneficiary) to the Participant’s right to designate any beneficiary or beneficiaries without any further consent by the Spouse; and

(B)                                such instrument acknowledges the effect of the election to which the Spouse’s consent is being given and is witnessed by a Plan representative or a notary public; or

(2)                                  the Participant (A) establishes to the satisfaction of the Committee that his Spouse cannot be located or (B) furnishes a court order to the Committee establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the Spouse’s consent must be obtained , or (C) asserts that he is a Participant described in Section 6.5(a).

The consent of a Spouse in accordance with this Subsection (b) shall not be effective with respect to other Spouses of the Participant, and an election to which Paragraph (3) of this Subsection applies shall become void if the circumstances causing the consent of the Spouse not to be required cease to exist prior to the Participant’s Benefit Commencement Date.

(c)                                  A Participant may revoke an election under Subsection (b) of this Section.  Such revocation may be made at any time prior to the later of (1) his Benefit Commencement Date, or (2) the expiration of the seven-day period that begins the day after the Participant receives the Plan’s explanation described in Section 7.5.  Such revocation shall not void any prospectively effective consent given by his Spouse in connection with the revoked election.

(d)                                 If a Participant’s Spouse or other designated beneficiary dies before the Participant’s Benefit Commencement Date, but after an election of a joint and survivor annuity has been made hereunder, the election shall be automatically revoked.

(e)                                  In the event of the divorce of a Participant prior to his Benefit Commencement Date, but following the Participant’s election of a form of benefit, the election shall remain in effect unless the election is revoked by the Participant, the Participant remarries, or a qualified domestic relations order provides otherwise.

7.5                                 Explanations to Participants.

(a)                                  (1)                                  The Committee shall provide to each Participant whose vested Accrued Benefit has an Actuarial Equivalent single-sum value in excess of $5,000 a written explanation of:

(A)                              the terms and conditions of the normal form of benefit and each optional form of benefit, including information explaining the relative values of each form of benefit;

(B)                                the Participant’s right to waive the normal form of benefit and the effect of such waiver;

(C)                                the rights of the Participant’s Spouse with respect to such waiver;

(D)                               the right to revoke an election to receive an optional form of benefit and the effect of such revocation; and

(E)                                 if the Participant has not attained Age 65, the Participant’s right to defer commencement of his benefit until his Normal Retirement Date and the consequences of a failure to so defer.

(2)                                  Such explanation shall be provided:

(A)                              no more than 180 days before the Participant’s Benefit Commencement Date; and

(B)                                no less than 30 days before the first distribution to the Participant is actually made, unless

(i)                                     the Participant has been provided with information that indicates that he has at least 30 days to consider his election, and the Participant elects to waive such 30-day consideration period before a distribution of benefits begins;

(ii)                                  the Participant’s spouse has consented to the chosen mode of payment, if required under Subsection 7.4(b);

(iii)                               the Participant is permitted to revoke any affirmative distribution election at least until the expiration of the seven-day period beginning on the day after the explanation was provided; and

(iv)                              the distribution commences more than seven days after the explanation is provided.

7.6                                 Termination of Benefits.  The last benefit payment hereunder with respect to any Participant shall be:

(a)                                  in the case of a single life annuity, the payment due on the first day of the month in which occurs the death of the retired Participant;

(b)                                 in the case of a surviving Spouse’s benefit or a joint and survivor benefit, the payment due on the first day of the month in which occurs the later of the death of the Participant or the death of the Spouse (or, if applicable, the death of the designated beneficiary of such Participant); or

(c)                                  in the case of a single sum payment, such benefit payment.

(d)                                 in the case of an installment payment, the last installment payment due to the Participant or his designated beneficiary.

(e)                                  in the case of the single life annuity with 120 monthly payments guaranteed, the later of the payment due on the first day of the month in which the death of the Participant occurs or the 120th monthly payment.

7.7                                 Beneficiary Designation.

(a)                                  Except as provided in Subsection 7.4(a), in the case of a Participant whose election period extends beyond his Benefit Commencement Date, a

Participant’s designation of a beneficiary under a joint and survivor annuity may not be changed on or after the Participant’s Benefit Commencement Date.

(b)                                 A Participant’s designation of a beneficiary to receive any remainder of a guaranteed number of payments may be made or changed until the earlier of the Participant’s death or the expiration of the guaranteed period.

(c)                                  Subject to the provisions of Subsections (a) and (b) and to the provisions set forth above relating to the rights of Spouses to survivor benefit payments, each Participant may designate or change the previous designation of the beneficiary or beneficiaries who shall receive benefits, if any, after his death.  Such designation or change of designation shall be made by executing and filing with the Committee a form prescribed by the Committee and in no other manner.  No designation, revocation, or change of beneficiaries shall be valid and effective unless and until filed with the Committee.

7.8                                 Small Benefit Payments.

(a)                                  Notwithstanding any other provision of the Plan, if the Actuarially Equivalent single-sum value of (1) a Participant’s vested Accrued Benefit or (2), if the Participant has died, the Surviving Spouse’s benefit under Section 5.7 or 5.8, as applicable, does not exceed $5,000, such benefit shall be paid in a single sum as soon as is practicable after the Participant’s Separation from Service, or death, if applicable.  In no event shall a distribution be made under this subsection (a) if there are remaining payments to be made with respect to a particular distribution option that has commenced.

(b)                                 If the value of the benefit described in Subsection (a) of this Section is zero, the Participant shall be deemed to have received a single-sum distribution under this Section of his entire vested Accrued Benefit as of the date of his Separation from Service.

7.9                                 Direct Rollovers of Single Sum Distributions.

(a)                                  If (1) a Participant (including a Participant who had a Separation from Service prior to the Effective Date) entitled to receive a distribution under Section 7.8 or Subsection 7.3(a)(5); (2) a spouse or former spouse of a Participant who is entitled to receive a single sum distribution from the Plan pursuant to a qualified domestic relations order; or (3) a Participant’s surviving spouse who is entitled to receive a distribution from the Plan upon the Participant’s death, directs the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to:

(A)                              an individual retirement account described in section 408(a) of the Code,

(B)                                an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract),

(C)                                a qualified defined contribution retirement plan described in section 401(a) of the Code the terms of which permit the acceptance of rollover contributions, or

(D)                               an annuity plan described in section 403(a) of the Code.

(E)                                 an annuity contract described in section 403(b) of the Code,

(F)                                 an eligible plan under section 457(b) of the Code that is maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state that agrees to separately account for amounts transferred into such plan from this Plan, or

(G)                                a Roth IRA described in section 408(A) of the Code, all or a portion (not less than $500) of the amount to be distributed shall be so transferred.

(b)                                 A Participant’s non-spouse beneficiary who is entitled to receive a distribution from the Plan upon the Participant’s death may direct the Committee to have the Trustee transfer all or a portion (not less than $500) of the amount to be distributed directly to an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code that is established on behalf of the designated beneficiary and that will be treated as an inherited IRA pursuant to section 402(c)(11) of the Code.

(c)                                  The Participant, spouse, former spouse or beneficiary must specify the name of the plan to which the Participant, spouse, former spouse or beneficiary wishes to have the amount transferred, on a form and in a manner prescribed by the Committee, plus such other information as may be requested by the Committee.

(d)                                 Subsections (a) and (b) shall not apply to the following distributions:

(1)                                  any distribution which is one of a series of substantially equal payments (not less frequently than annually) over either (1) a period of 10 years or more, or (2) a period equal to the life or life expectancy of the Participant or the joint lives or joint life expectancy of the Participant and his beneficiary,

(2)                                  any distribution if the total distributions paid or payable from the Plan to the same individual during the same calendar year are reasonably expected by the Committee to be less than $200,

(3)                                  that portion of any distribution after the Participant’s Required Beginning Date that is required to be distributed to the Participant by the minimum distribution rules of section 401(a)(9) of the Code,

(4)                                  such other distributions as may be exempted by applicable statute or regulation from the requirements of section 401(a)(31) of the Code.

(e)                                  In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Section 7.8 of the Plan, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover in accordance with this Section7.9 or to receive the distribution directly, then the distribution will be paid in a direct rollover to an individual retirement plan designated by the Committee.

7.10                           Failure to Apply for Pension.  Benefit payments shall commence when properly written application for same is received by the Committee.  In the event that a Participant fails to apply to the Committee for pension benefits by the earlier of (a) his Normal Retirement Date or the date on which he has a Separation from Service, if later, or (b) the end of the calendar year in which he attains Age 70½, the Committee shall make diligent efforts to locate such Participant and obtain such application and, in the case of a benefit described in Section 7.8, may file an application for him if it has sufficient information to do so.  In the event the Participant fails to make application by his Required Beginning Date, the Committee shall commence distribution as of the Required Beginning Date without such application.  No payments shall be made for the period in which benefits would have been payable if the Participant had made timely application therefor; provided, however, that, if the Participant’s Benefit Commencement Date (or, if the Participant has died, his Spouse’s Benefit

Commencement Date under Section 5.8 has been delayed until after the Participant’s Normal Retirement Date solely by reason of failure to make application, the benefit payable (1) to the Participant on and after his Benefit Commencement Date, or (2) to the Participant’s Spouse pursuant to Section 5.8 on and after the Spouse’s Benefit Commencement Date, shall be equal to the Actuarial Equivalent of the benefit the Participant or Spouse would have received had benefits commenced on the Participant’s Normal Retirement Date, as determined to reflect the deferral of benefit commencement.

7.11                           Mailing Address.  Benefit payments and notifications hereunder shall be deemed made when mailed to the last address furnished to the Committee by the Participant or beneficiary to whom they are due.

7.12                           No Reduction for Changes in Social Security.  Notwithstanding any other provision of the Plan, an increase in the Social Security taxable wage base or benefit level after a Participant’s Separation from Service (or his Benefit Commencement Date, if earlier) shall not reduce the amount of any benefit to which the Participant or his beneficiary was entitled prior to such increase with respect to service prior to the Participant’s Separation from Service (or his Benefit Commencement Date, if earlier).  Furthermore, if the Participant returns to employment as a Covered Employee, the amount of any benefit payable to such Participant at his subsequent retirement (or his Required Beginning Date, if earlier) shall not be less than the benefit that the Participant was receiving prior to his return to employment.

ARTICLE VIII

THE FUND AND FUNDING

8.1                                 Designation of Trustee.  The Company, by appropriate resolution of its Board of Directors, shall name and designate a Trustee and shall enter into a Trust Agreement with such Trustee.  The Company shall have the power, by appropriate resolution of its Board of Directors, to amend the Trust Agreement, remove the Trustee, and designate a successor Trustee, all as provided in the Trust Agreement.  All of the assets of the Plan shall be held by the Trustee for use in accordance with the Plan.

8.2                                 Contributions to the Fund.  The benefits provided under the Plan shall be financed exclusively by contributions made from time to time to the Trustee by the Participating Companies, and by the Fund created thereby.  Subject to the provisions of applicable law, the liability of the Participating Companies under the Plan shall be limited to the contributions determined by the Participating Companies from time to time in accordance with the advice and counsel of the Actuary.  The funding policy applicable to the Fund shall be established by the Committee and shall be reviewed from time to time.  All contributions are conditioned on their deductibility for Federal income tax purposes in the taxable year that includes the first day of the Plan Year for which they are made.

8.3                                 Use of Contributions to the Fund.  The contributions deposited under the terms of this Plan shall constitute the Fund held for the benefit of Participants and their eligible survivors under and in accordance with this Plan.  No part of the corpus or income of the Fund shall be used for or diverted to purposes other than exclusively for the benefit of such Participants and their eligible survivors, and for necessary administrative costs; provided, however, that in the event of the termination of the Plan, and after all fixed and contingent liabilities have been satisfied, and upon compliance with Sections 4041 and 4044 of ERISA, any remaining funds attributable to contributions by the Participating Companies shall revert to those companies; and further provided that in the case of a contribution (a) made by a Participating Company as a mistake of fact, or (b) which is conditioned upon the initial qualification of the Plan under section 401(a) of the Code, the Participating Company shall be entitled to a refund of said contribution within one year after payment of a contribution made as a mistake of fact, or within one year of the date on which the initial qualification of the Plan is denied by the Internal Revenue Service, as the case may be.

8.4                                 Trustee.  The Trustee shall be the named fiduciary with respect to management and control of Plan assets held by it and shall have exclusive and sole responsibility for the custody and investment thereof in accordance with the Trust Agreement.

8.5                                 Forfeitures.  Forfeitures shall not be applied to increase the benefits of any Participant, but shall reduce the contributions of the Participating Companies hereunder.

8.6                                 Expenses of Administration.  All expenses of administration of this Plan shall be paid from the Fund unless they are paid directly by the Participating Companies.

8.7                                 Sole Source of Benefits.  The Fund shall be the sole source for the provision of benefits under the Plan.  Neither the Participating Companies nor any other person shall be liable therefor.

ARTICLE IX

ADMINISTRATION

9.1                                 Committee.  If the Company designates one or more individuals as the Committee, the powers and duties of the Committee under the Plan shall be exercised by the Committee; otherwise all such powers and duties shall be exercised by the Company.  The Committee shall be the named fiduciary which shall control and manage the operation of the Plan and shall administer the Plan.  The Committee members may, but need not, be Employees, and they shall serve at the pleasure of the Company.  They shall be entitled to reimbursement of expenses, but those members of the Committee who are also Employees of a Participating Company shall receive no compensation for their service on the Committee.  Any reimbursement of expenses of the Committee members shall be paid directly by the Company.  The Committee shall be responsible for the general administration of the Plan under the policy guidance of the Company.

9.2                                 Duties and Powers of Committee.  In addition to the duties and powers described elsewhere hereunder, the Committee shall have the following specific duties and powers:

(a)                                  to retain such consultants, accountants, attorneys, and Actuaries as may be deemed necessary or desirable to render statements, reports, and advice with respect to the Plan and to assist the Committee in complying with all applicable rules and regulations affecting the Plan; any consultants, accountants, attorneys, and Actuaries may be the same as those retained by the Company;

(b)                                 to decide appeals under this Article;

(c)                                  to establish a funding policy consistent with the objectives of the Plan;

(d)                                 to enact uniform and nondiscriminatory rules and regulations to carry out the provisions of the Plan;

(e)                                  to resolve questions or disputes relating to eligibility for benefits or the amount of benefits under the Plan;

(f)                                    to construe and interpret the provisions of the Plan and supply any omissions in accordance with the intent of the Plan;

(g)                                 to decide all questions of eligibility for benefits under the Plan, to determine the amount, manner and time of payment of any benefits hereunder, and to authorize the payment of benefits;

(h)                                 to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in section 414(p) of the Code;

(i)                                     to evaluate administrative procedures; and

(j)                                     to delegate such duties and powers as the Committee shall determine from time to time to any person or persons, including the Administrator.  To the extent of any such delegation, the delegate shall have the duties, powers, authority and discretion of the Committee.

Any decisions and determinations made by the Committee pursuant to this Article shall be conclusive and binding on all parties. The Committee shall have sole discretion in carrying out its responsibilities.

The expenses incurred by the Committee in connection with the operation of the Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of the Plan and shall be payable from the Fund at the direction of the Committee.  The Participating Companies shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and, by so doing, to relieve the Fund from the obligation of bearing such expenses.  Payment of any such expenses by a Participating Company on one occasion shall not bind that company to pay any similar expenses on any subsequent occasion.

9.3                                 Functioning of Committee.  The Committee and those persons or entities to whom the Committee has delegated responsibilities shall keep accurate records and minutes of meetings, interpretations, and decisions.  The Committee shall act by majority vote of the members, and such action shall be evidenced by a written document.

9.4                                 Disputes.

(a)                                  In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth:

(1)                                  the specific reasons for the denial,

(2)                                  reference to the specific Plan provisions on which the denial is based,

(3)                                  a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(4)                                  a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.

Such notice shall be forwarded to the claimant within 90 days of the Committee’s receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 90 days, in which event it shall notify the claimant in writing of the extension, and shall specify the reason or reasons for the extension.

(b)                                 Within 60 days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial.  The claimant or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and shall have the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits to the Committee.  The Committee shall review the denial and shall communicate its decision and the reasons therefore to the claimant in writing within 60 days of receipt of the petition, after taking into account all comments, documents, records, and other pertinent information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered on the initial determination; provided, however, that in special circumstances the Committee may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to the commencement of the extension.  The appeals procedure set forth in this Subsection (b) shall be the exclusive means for contesting a decision denying benefits under the Plan.

(c)                                  It is intended that the claims procedure of this Plan be administered in accordance with the claims procedure regulations of the Department of Labor as set forth in 29 C.F.R. § 2560.503-1, or any successor thereto, and shall be deemed modified to the extent necessary to comply therewith.

9.5                                 Indemnification.  The Administrator, each member of the Committee, and any other person who is an Employee or director of a Participating Company or an Affiliated Company shall be indemnified and held harmless by the Company against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which he may be a party by reason of his performance of administrative functions and duties under the Plan.  The foregoing right to indemnification shall be in addition to such other rights as the Administrator, Committee member, or other person may enjoy as a matter of law or by reason of insurance coverage of any kind.  Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Administrator, Committee member, or other person may be entitled pursuant to the by-laws of the Participating Company.

ARTICLE X

AMENDMENT AND TERMINATION

10.1                           Power of Amendment and Termination.

(a)                                  It is the intention of each Participating Company that this Plan will be permanent.  However, subject to any applicable collective bargaining agreement, each Participating Company reserves the right to terminate its participation in this Plan at any time by or pursuant to action of its board of directors or other governing body.  Furthermore, the Company reserves the power to amend or terminate the Plan at any time by or pursuant to action of the Board of Directors.

(b)                                 Each amendment to the Plan shall be binding on each Participating Company if such Participating Company, by or pursuant to action of its board of directors, (1) consents to such amendment at any time, or (2) fails to object thereto within thirty days after receiving notice thereof.

(c)                                  Any amendment or termination of the Plan shall become effective as of the date designated by the Board of Directors.  Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no amendment or termination shall cause any part of the monies contributed hereunder to revert to the Participating Companies or to be diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries.

10.2                           Disposition on Termination.

(a)                                  Upon the termination or partial termination of the Plan, each Active Participant with respect to whom the Plan is terminating (including each former Active Participant who has not received a distribution under Section 7.8 and has fewer than five consecutive Breaks in Service) who would not have a nonforfeitable right to one hundred percent (100%) of his Accrued Benefit if his employment terminated on the date of the termination or partial termination of the Plan shall become fully vested and shall have a nonforfeitable right to his Accrued Benefit.  However, in the event of such a termination, each Participant and beneficiary shall have recourse toward satisfaction of his nonforfeitable right to a pension only from Plan assets or from the Pension Benefit Guaranty Corporation, to the extent that it guarantees benefits.

(b)                                 The amount of the Fund shall be determined and, after providing for expenses incident to termination and liquidation, the remaining assets thereof shall be allocated for the purpose of paying benefits proportionately among each of the priority groups described below in the following order of precedence:

(1)                                  to provide benefits to retired Participants and beneficiaries who began receiving benefits at least three years before the Plan’s termination (including those benefits which would have been received for at least three years if the Participant had retired that long ago), based on Plan provisions in effect five years prior to termination during which period such benefit would be the least, provided that the lowest benefit in pay status during a three-year period shall be considered the benefit in pay status for such period;

(2)                                  to provide all other Accrued Benefits guaranteed by Federal law (or which would be so guaranteed but for section 4022(b)(5) or 4022B of ERISA);

(3)                                  to provide all other vested Accrued Benefits (determined before application of Subsection (a) of this Section);

(4)                                  to provide all remaining non-vested Accrued Benefits.

(c)                                  If the assets available for allocation under any priority group (other than as provided in priority groups (3) and (4) are insufficient to satisfy in full the Accrued Benefits of all Participants and beneficiaries, the assets shall be allocated pro rata among such Participants and beneficiaries on the basis of the Actuarial Equivalent single-sum value of their respective benefits (as of the termination date).  The foregoing payments, and payments in the event that assets are insufficient to pay the Accrued Benefits provided in priority groups (3) and (4), will be paid in accordance with regulations prescribed by the Pension Benefit Guaranty Corporation.  The allocation of assets upon termination of the Plan will be carried out in such a manner as to preserve the qualification of the Plan under section 401(a) of the Code.

In the event that all Accrued Benefits described above have been fully funded, any remaining funds shall revert to the Participating Companies in such proportion as the Company shall determine.

10.3                           Limitation on Benefits.

(a)                                  In the event of Plan termination, the benefit payable to any highly compensated employee or any highly compensated former employee (as defined in section 414(q) of the Code and regulations thereunder) shall be limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.  If payment of benefits is restricted in accordance with this Subsection (a), assets in excess of the amount required to provide such restricted benefits shall become a part of the assets available under Section 10.2 for allocation among Participants and their joint annuitants and beneficiaries whose benefits are not restricted under this Subsection (a).

(b)                                 The restrictions of this Subsection (b) shall apply prior to termination of the Plan to any Participant who is a highly compensated employee or a highly compensated former employee and who is one of the 25 highest paid employees or former employees of a Participating Company for any Plan Year.  The annual payments to any such Participant shall be limited to an amount equal to the payments that would have been made to the Participant under a single life annuity that is the Actuarial Equivalent of the sum of the Participant’s Accrued Benefit and any other benefits under the Plan.

(c)                                  The restrictions in Subsection (b) shall not apply:

(1)                                  if, after the payment of benefits to such Participant, the value of the Plan assets equals or exceeds 110 percent of the value of the current liabilities (within the meaning of section 412(l)(7) of the Code); or

(2)                                  if the value of the benefit is less than one percent (1%) of the value of current liabilities.

10.4                           Merger, Consolidation, or Transfer.  In case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, as provided in the Code, the benefit of any Participant or beneficiary immediately after such merger, consolidation, or transfer (if the Plan had then terminated) shall be at least equal to the benefit such Participant or beneficiary would have received immediately before such merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XI

TOP-HEAVY PROVISIONS

11.1                           General.  The following provisions shall apply automatically to the Plan and shall supersede any contrary provisions for each Plan Year in which the Plan is a Top-Heavy Plan (as defined below).  It is intended that this Article shall be construed in accordance with the provisions of section 416 of the Code.

11.2                           Definitions.  The following definitions shall supplement those set forth in Article I of the Plan:

(a)                                  “Aggregation Group” means, for any Plan Year,

(1)                                  each qualified retirement plan of a Participating Company or an Affiliated Company in which a Key Employee is a participant,

(2)                                  each other qualified retirement plan of a Participating Company or an Affiliated Company which enables any plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code, and

(3)                                  any or all other qualified retirement plans of a Participating Company or an Affiliated Company if (A) the plans in the Aggregation Group would be Top-Heavy Plans if each such plan were not included in the Aggregation Group but are not Top-Heavy Plans when such plan is included in the Aggregation Group, and (B) the Aggregation Group, including such plan, meets the requirements of sections 401(a)(4) and 410 of the Code.

(b)                                 “Determination Date” means, for any Plan Year, the last day of the preceding Plan Year.

(c)                                  “Key Employee” means, with respect to any Plan Year:

(1)                                  any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(A)                              an officer of a Participating Company having Compensation greater than $160,000 (as adjusted under section 416(i)(1)of the Code) for the calendar year in which such Plan Year ends; provided, that no more than 50 Employees (or, if less, the greater of three Employees or ten percent (10%) of the greatest number of Employees, including leased employees within the meaning of section 414(n) or 414(o) of the Code, employed by all Participating Companies and all Affiliated Companies during the Plan Year, but excluding Employees described in section 414(q)(8) of the Code) shall be treated as officers; or

(B)                                a five-percent (5%) owner of a Participating Company; or

(C)                                a one-percent (1%) owner of a Participating Company having Compensation for a Plan Year during such period in excess of $150,000; or

(2)                                  a beneficiary of an individual described in Paragraph (1) of this Subsection.

Determinations under this Subsection shall be made in accordance with section 416(i) of the Code and the applicable regulations and other guidance issued thereunder.

(d)                                 “Key Employee Ratio” means, for any Determination Date, the ratio of the amount described in Paragraph (1) of this Subsection to the amount described in Paragraph (2) of this Subsection, after deducting from each such amount any portion thereof described in Paragraph (3) of this Subsection, where:

(1)                                  the amount described in this Paragraph is the sum of (A) the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the one-year period ending on the Determination Date;

(2)                                  the amount described in this Paragraph is the sum of (A) the present value of all accrued benefits of all participants under all qualified defined benefit plans included in the Aggregation Group, (B) the balances in all of the accounts of all participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the amounts distributed from all plans in such Aggregation Group to or on behalf of any participant during the one-year period ending on the Determination Date; and

(3)                                  the amount described in this Paragraph is the sum of (A) all rollover contributions (or fund to fund transfers) to the Plan by an Employee after December 31, 1983 from a plan sponsored by an employer which is not a Participating Company or an Affiliated Company; (B) any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year; and (C) for Plan Years beginning after December 31, 1984, any amount that is included in Paragraphs (1) and (2) of this Subsection for a person who has not performed any services for any Participating Company during the five-year period ending on the Determination Date.

Clauses (d)(1)(C) and (d)(2)(C) also apply to distributions under a terminated plan which, had it not been terminated, would have been included in the Aggregation Group.  In the case of a distribution made for a reason other than severance from employment, death or disability, the term “one-year period” shall be substituted with the term “five-year period.”

The present value of accrued benefits under any defined benefit plan shall be determined on the basis of the assumptions described in the definition of Actuarial Equivalent and, effective January 1, 1987, under the method used for accrual purposes for all plans maintained by all Participating Companies and Affiliated Companies if a single method is used by all such plans, or, otherwise, the slowest accrual method permitted under section 411(b)(1)(C) of the Code.

(e)                                  “Non-Key Employee” means, for any Plan Year, (1) an Employee or former Employee who is not a Key Employee with respect to such Plan Year; and (2) a beneficiary of an individual described in Paragraph (1) of this Subsection.

(f)                                    “Top-Heavy Compensation” means, for any Participant for any Plan Year, the average of his annual Compensation over the period of five consecutive Plan Years (or, if shorter, the longest period of consecutive Plan Years during which the Participant was in the employ of any Participating Company) yielding the highest average, disregarding (1) Compensation for Plan Years ending prior to January 1, 1984 and (2) Compensation for Plan Years after the close of the last Plan Year in which the Plan was a Top-Heavy Plan.

(g)                                 “Top-Heavy Plan” means, for any Plan Year, each plan in the Aggregation Group for such Plan Year if, as of the applicable Determination Date, the Key Employee Ratio exceeds sixty percent (60%).

(h)                                 “Year of Top-Heavy Service” means, for any Participant, a Plan Year in which he completes 1,000 or more Hours of Service, excluding (1) Plan Years commencing prior to January 1, 1984, (2) Plan Years in which the Plan is not a Top-Heavy Plan, and (3) Plan Years in which the Plan benefits no Key Employee or former Key Employee.

11.3                           Minimum Benefit for Non-Key Employees.

(a)                                  If the Plan is a Top-Heavy Plan in any Plan Year, each Participant who is a Non-Key Employee in such Plan Year (other than a Participant who was a Key Employee as to any earlier Plan Year) shall have a minimum Accrued Benefit.  Such Accrued Benefit shall be the lesser of:

(1)                                  two percent (2%) of the Participant’s Top-Heavy Compensation multiplied by the Participant’s Years of Top-Heavy Service, or

(2)                                  twenty percent (20%) of the Participant’s Top-Heavy Compensation.

(b)                                 If a Non-Key Employee described in Subsection (a) of this Section participates in both a defined benefit plan and a defined contribution plan described in Paragraphs (a)(1) and (2) of this Section, he shall have the minimum Accrued Benefit described in this Section.  In making the offset calculation for a given Plan Year, the employer-derived interest of the Employee in the defined contribution plan shall be valued as of the last valuation date preceding such Plan Year.  This defined contribution plan interest shall be converted into a defined benefit by use of the assumptions set forth in the Plan’s definition of “Actuarial Equivalent.”

11.4                           Vesting.

(a)                                  Change in Schedule.  The vested interest in his Accrued Benefit of each Participant with one or more Hours of Service in a Plan Year in which the Plan is a Top-Heavy Plan shall be determined in accordance with the following schedule unless Section 6.1 provides more rapid vesting for such Participant:

Years of Vesting Service	Percentage Vested

less than two years	0 percent
two years	20 percent
three years	40 percent
four years	60 percent
five years	80 percent
six years	100 percent

(b)           Shift Out of Top-Heavy Status.  If a Top-Heavy Plan ceases to be a Top-Heavy Plan, the vesting schedule set forth in Section 6.1 shall again apply to all Years of  Service.  However, a Participant described in Subsection (a) of this Section shall maintain the same vested interest in his Accrued Benefit determined under the schedule in Subsection (a) as of the date on which the Plan ceases to be a Top-Heavy Plan until the Participant’s vested percentage under the schedule in Section 6.1 exceeds the percentage maintained under the schedule in Subsection (a).

(c)           Special Continuation of Vesting Schedule.  Each Participant described in Subsection (a) of this Section with at least three Years of Vesting Service at the time that the Plan ceases to be a Top-Heavy Plan shall continue to have his vested percentage computed under the Plan in accordance with the vesting schedule set forth in Subsection (a).

11.5         Adjustment to Maximum Benefit Limitation.

(a)           For each Plan Year in which the Plan is (1) a Super Top-Heavy Plan or (2) a Top-Heavy Plan and the Board of Directors does not make the election to amend the Plan to provide the minimum benefit described in Subsection (c), the 1.25 factor in the defined benefit and defined contribution fractions described in Article V shall be reduced to 1.0.  The adjustment described in this Subsection shall not apply to a Participant during any period in which the Participant earns no additional accrued benefit under any defined benefit plan and has no employer contributions, forfeitures, or voluntary nondeductible contributions allocated to his accounts under any defined contribution plan.

(b)           In the case of any Top-Heavy Plan to which Subsection 5.10(d) applies, “$41,500” shall be substituted for “$51,875” in the calculation of the numerator of the transition fraction therein.

(c)           If, in any Plan Year in which the Plan is a Top-Heavy Plan but not a Super Top-Heavy Plan, the Aggregation Group also includes a defined contribution plan, the Board of Directors may elect to use a factor of 1.25 in computing the denominator of the defined benefit and defined contribution fractions described in Article V.  In the event of such election, the minimum benefit described in Subsection 11.3(a) for each Non-Key Employee who is not covered under a defined contribution plan providing the minimum benefit described in the following sentence shall be increased as follows:

(1)           “three percent (3%)” shall be substituted for “two percent (2%)” in Section 11.3(a)(1), and

(2)           Subsection 11.3(a)(2) shall be deemed to read, “the Participant’s Top-Heavy Compensation multiplied by the sum of (A) twenty percent (20%) and (B) one percent (1%) for each Year of Top-Heavy Service, up to a maximum of 10 such Years of Top-Heavy Service.”

The minimum benefit in the preceding sentence shall not apply to any Non-Key Employee who is covered under a defined contribution plan (as described in Subsection 11.3(b)) providing a minimum contribution for such Non-Key Employee of seven and one-half percent (7½%) of the Non-Key Employee’s annual compensation.

11.6         Suspension of Benefits.  Notwithstanding the other provisions of the Plan, the payment of a Participant’s benefits shall not be suspended during the Participant’s reemployment during any period in which the Plan is a Top-Heavy Plan.

ARTICLE XII

TREATMENT OF RETURNING VETERANS

12.1         Applicability and Effective Date.  The rights of any Returning Veteran who resumes employment with a Participating Company on or after December 12, 1994 shall be modified as set forth in this Article.

12.2         Eligibility to Participate.  For purposes of Section 2.2:

(a)           A Returning Veteran who was an Active Participant immediately prior to his Qualified Military Service shall be deemed to have remained an Active Participant throughout his Qualified Military Service.

(b)           A Returning Veteran who would have become an Active Participant during the period of his Qualified Military Service, but for the resulting absence from employment, shall be deemed to have become an Active Participant as of the date he would have become an Active Participant if he had not entered into Qualified Military Service.

12.3         Service.  A Returning Veteran shall receive Vesting Service and Credited Service during his period of Qualified Military Service (provided that such service shall not duplicate Vesting and/or Credited Service with which he may be credited under the other provisions of the Plan).

12.4         Determination of Compensation.  For purposes of determining the amount of a Participant’s Accrued Benefit, and for applying the limits of Section 5.10, a Participant’s Compensation during any period of Qualified Military Service shall be deemed to equal either:

(a)           the Compensation he would have received but for such Qualified Military Service, based on the rate of pay he would have received from a Participating Company; or

(b)           if the amount described in (a) above is not reasonably certain, his average Compensation from a Participating Company during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).  Such amount shall be adjusted as necessary to reflect the length of the Participant’s Qualified Military Service.

12.5         Administrative Rules and Procedures.  The Committee shall establish such rules and procedures as it deems necessary or desirable to implement the provisions of this Article, provided that they are not in violation of the Uniformed Services Employment and Reemployment Rights Act of 1994, any regulations thereunder, or any other applicable law.

ARTICLE XIII

GENERAL PROVISIONS

13.1         No Employment Rights.  Neither the action of the Company in establishing the Plan, nor of any Participating Company in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company, any Participating Company or the Committee shall be construed as giving to any Employee the right to be retained in the employ of the Company or any Participating Company, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

13.2         Governing Law.  Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of the state in which the principal place of business of the Company is located.

13.3         Severability of Provisions.  If any provision of this Plan is determined to be void by any court of competent jurisdiction, the Plan shall continue to operate and, for the purposes of the jurisdiction of that court only, shall be deemed not to include the provisions determined to be void.

13.4         No Interest in Fund.  No person shall have any interest in, or right to, any part of the principal or income of the Fund, except as and to the extent expressly provided in this Plan and in the Trust Agreement.

13.5         Spendthrift Clause.  No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (1) a Federal tax levy made pursuant to section 6331 of the Code, (2) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order as defined in the Code, or (3) an offset of a Participant’s benefits for certain judgments or settlements described in section 401(a)(13)(C) of the Code.  Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void.

13.6         Incapacity.  If the Committee deems any Participant or beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of Age, illness, infirmity, or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or beneficiary, or to pay the same to any responsible person caring for the Participant or beneficiary who is determined by the Committee to be qualified to receive and disburse such payments for the Participant’s or beneficiary’s benefit; and the receipt of such person shall be a complete acquittance for the payment of the benefit.  Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Participating Companies, the Committee, the Administrator, the Trustee, and the Fund.

13.7         Withholding.  The Committee and the Trustee shall have the right to withhold any and all state, local, and Federal taxes which may be withheld in accordance with applicable law.

13.8         Missing Participants.  In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of five (5) years after it shall become payable, remain unpaid solely by reason of the inability of the Committee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan.  In the event a Participant or beneficiary is located after his benefit has been forfeited, such benefit shall be restored.

Executed this 9th day of November, 2010.

SM ENERGY COMPANY

By:	/s/ JOHN R. MONARK
Title: Vice President - Human Resources

SCHEDULE A

MINIMUM DISTRIBUTION INCIDENTAL BENEFIT TABLES

TABLE I

Excess of Age of employee over Age of beneficiary	Applicable percentage

10 years or less	100%
11	96%
12	93%
13	90%
14	87%
15	84%
16	82%
17	79%
18	77%
19	75%
20	73%
21	72%
22	70%
23	68%
23	67%
25	66%
26	64%
27	63%
28	62%
29	61%
30	60%
31	59%
32	59%
33	58%
34	57%
35	56%
36	56%
37	55%
38	55%
39	54%
40	54%
41	53%
42	53%
43	53%
44 and greater	52%

Sch. A-1

TABLE II

Age of Participant in calendar year preceding Required Beginning Date	Maximum Guaranteed Payments Remaining

70	26.2
71	25.3
73	24.4
74	23.5
75	22.7
76	21.8
77	20.9
78	20.1
79	19.2
80	18.4
81	17.6
82	16.8
83	16.0
84	15.3
85	14.5
86	13.8
87	13.1
88	12.4
89	11.8
90	11.1
91	10.5
92	9.9
93	9.4
94	8.8
95	7.8
96	7.3
97	6.9
98	6.5
99	6.1
100	5.7
101	5.3
102	5.0
103	4.7
104	4.4
105	4.1
106	3.8
107	3.6
108	3.4
109	3.2

Sch. A-2

110	2.8
111	2.6
112	2.4
113	2.0
114	2.0
115 and older	1.8

Sch. A-3

Appendix I
Schedule of Minimum Distribution Requirements

Section 1.               General Rules.

1.1           Effective Date.  The provisions of this Schedule will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2           Precedence.  The requirements of this Schedule will take precedence over any inconsistent provisions of the Plan.

1.3           Requirements of Treasury Regulations Incorporated.  All distributions required under this Schedule will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code.

1.4           TEFRA Section 242(b)(2) Elections.  Notwithstanding the other provisions of this Schedule, other than Section 1.3, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

Section 2.               Time and Manner of Distribution.

2.1           Required Beginning Date.  The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

2.2           Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b)           If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)           If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)           If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the

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surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

For purposes of this Section 2.2 and Section 5, distributions are considered to begin on the Participant’s required beginning date (or, if Section 2.2(d) applies, the date distributions are required to begin to the surviving spouse under Section 2.2(a)).  If annuity payments irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3           Form of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix II.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.  Any part of the Participant’s interest which is in the form of an individual account described in section 414(k) of the Code will be distributed in a manner satisfying the requirements of section 401(a)(9) of the Code and the Treasury regulations that apply to individual accounts.

Section 3.               Determination of Amount to be Distributed Each Year.

3.1           General Annuity Requirements.  If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(a)           the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(b)           the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5;

(c)           once payments have begun over a period certain, the period certain will not be changed even if the period certain is shorter than the maximum permitted;

(d)           payments will either be nonincreasing or increase only as follows:

(1)           by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(2)           to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the beneficiary whose life was being used to determine the distribution period described in Section 4 dies or is no longer the Participant’s beneficiary pursuant to a qualified domestic relations order within the meaning of section 414(p);

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(3)           to provide cash refunds of employee contributions upon the Participant’s death; or

(4)           to pay increased benefits that result from a Plan amendment.

3.2           Amount Required to be Distributed by Required Beginning Date.  The amount that must be distributed on or before the Participant’s required beginning date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b)) is the payment that is required for one payment interval.  The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year.  Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually.  All of the Participant’s benefit accruals as of the last day of the first distribution calendar year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s required beginning date.

3.3           Additional Accruals After First Distribution Calendar Year.  Any additional benefits accruing to the Participant in a calendar year after the first distribution calendar year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

Section 4.               Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

4.1           Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse.  If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary, annuity payments to be made on or after the Participant’s required beginning date to the designated beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2 of section 1.401(a)(9)-6T of the Treasury regulations.  If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a nonspouse beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the designated beneficiary after the expiration of the period certain.

4.2           Period Certain Annuities.  Unless the Participant’s spouse is the sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the annuity starting date.  If the annuity starting date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the annuity starting date.  If the Participant’s spouse is the Participant’s sole designated beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as

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determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the calendar year that contains the annuity starting date.

Section 5.               Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

5.1           Participant Survived by Designated Beneficiary.  If the Participant dies before the date distribution of his or her interest begins and there is a designated beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b), over the life of the designated beneficiary or over a period certain not exceeding:

(a)           unless the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(b)           if the annuity starting date is before the first distribution calendar year, the life expectancy of the designated beneficiary determined using the beneficiary’s age as of the beneficiary’s birthday in the calendar year that contains the annuity starting date.

5.2           No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

5.3           Death of Surviving Spouse Before Distributions to Surviving Spouse Begin.  If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions to the surviving spouse begin, this Section 5 will apply as if the surviving spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 2.2(a).

Section 6.               Definitions.

6.1           Designated beneficiary.  The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

6.2           Distribution calendar year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

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6.3           Life expectancy.  Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

6.4           Required beginning date.  The date specified in the definition of “Required Beginning Date” set forth in Article I of the Plan.

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